- --------------------------------------------------------------------------------



                               RENCO METALS, INC.,

                                   as Issuer,

                        MAGNESIUM CORPORATION OF AMERICA

                                       and

                             SABEL INDUSTRIES, INC.,

                                 as Guarantors,

                                       and

                               FLEET NATIONAL BANK

                                   as Trustee



                          -----------------------------

                                    INDENTURE

                          Dated as of            , 1996

                          -----------------------------

                             % Senior Notes due 2003



- --------------------------------------------------------------------------------

                              CROSS-REFERENCE TABLE
                              ---------------------

TIA Section                                             Indenture Section
- -----------                                             -----------------
Section 310(a)(1) ................................                   7.10
     (a)(2) ......................................                   7.10
     (a)(3) ......................................                   N.A.
     (a)(4) ......................................                   N.A.
     (b) .........................................        7.8; 7.10; 11.2
     (c) .........................................                   N.A.
Section 311(a) ...................................                   7.11
     (b) .........................................                   7.11
     (c) .........................................                   N.A.
Section 312(a) ...................................                    2.5
     (b) .........................................                   11.3
     (c) .........................................                   11.3
Section 313(a) ...................................                    7.6
     (b)(1) ......................................                    7.6
     (b)(2) ......................................                    7.6
     (c) .........................................              7.6; 11.2
     (d) .........................................                    7.6
Section 314(a) ...................................         4.7; 4.8; 11.2
     (b) .........................................                   N.A.
     (c)(1) ......................................                   11.4
     (c)(2) ......................................                   11.4
     (c)(3) ......................................                   N.A.
     (d) .........................................                   N.A.
     (e) .........................................                   11.5
     (f) .........................................                   N.A.
Section 315(a) ...................................                    7.1(b)
     (b) .........................................              7.5; 11.2
     (c) .........................................                    7.1(a)
     (d) .........................................                    7.1(c)
     (e) .........................................                   6.11
Section 316(a) (last sentence) ...................                    2.9
     (a)(1)(A) ...................................                    6.5
     (a)(1)(B) ...................................                    6.4
     (a)(2) ......................................                   N.A.
     (b) .........................................                    6.7
Section 317(a)(1) ................................                    6.8
     (a)(2) ......................................                    6.9
     (b) .........................................                    2.4
Section 318(a) ...................................                   11.1

- --------------------

N.A. means Not Applicable.

NOTE: This Cross-Reference Table shall not, for any purpose, be deemed to be a part of this Indenture.

                                TABLE OF CONTENTS

Section                                                                     Page
- -------                                                                     ----

                                    ARTICLE I

                                 DEFINITIONS AND
                           INCORPORATION BY REFERENCE


1.1      Definitions .....................................................    1
1.2      Incorporation by Reference of Trust
            Indenture Act ................................................   15
1.3      Rules of Construction ...........................................   15

                                   ARTICLE II

                                 THE SECURITIES

2.1      Form and Dating .................................................   16
2.2      Execution and Authentication ....................................   16
2.3      Registrar and Paying Agent ......................................   17
2.4      Paying Agent To Hold Money in Trust .............................   18
2.5      Securityholder Lists ............................................   18
2.6      Transfer and Exchange ...........................................   18
2.7      Replacement Securities ..........................................   20
2.8      Outstanding Securities ..........................................   20
2.9      Treasury Securities .............................................   21
2.10     Temporary Securities ............................................   21
2.11     Cancellation ....................................................   22
2.12     Defaulted Interest ..............................................   22
2.13     CUSIP Number ....................................................   22
2.14     Deposit of Moneys ...............................................   22

                                   ARTICLE III

                                   REDEMPTION

3.1      Optional Redemption .............................................   23
3.2      Notices to Trustee ..............................................   24
3.3      Selection of Securities To Be Redeemed ..........................   24
3.4      Notice of Redemption ............................................   24
3.5      Effect of Notice of Redemption ..................................   25
3.6      Deposit of Redemption Price .....................................   26
3.7      Securities Redeemed in Part .....................................   26

Section                                                                     Page
- -------                                                                     ----

                                   ARTICLE IV

                                    COVENANTS

4.1      Payment of Securities ...........................................   26
4.2      Maintenance of Office or Agency .................................   27
4.3      Corporate Existence .............................................   27
4.4      Payment of Taxes and Other Claims ...............................   28
4.5      Maintenance of Properties; Insurance; Books
            and Records; Compliance with Law .............................   28
4.6      Guarantees ......................................................   29
4.7      Compliance Certificates .........................................   29
4.8      Reports .........................................................   30
4.9      Further Assurance to the Trustee ................................   30
4.10     Limitation on Additional Indebtedness ...........................   30
4.11     Limitation on Liens .............................................   32
4.12     Limitation on Restricted Payments ...............................   33
4.13     Limitation on Certain Sales of Assets and
            Subsidiary Stock .............................................   35
4.14     Limitation on Transactions with
            Affiliates ...................................................   38
4.15     Change of Control ...............................................   38
4.16     Limitation on Dividends and Other Payment
            Restrictions Affecting Subsidiaries ..........................   40
4.17     Limitation on Issuance of Preferred Stock
            by Subsidiaries ..............................................   41
4.18     Special Covenants of Each Guarantor .............................   41
4.19     Additional Guarantors ...........................................   42
4.20     Limitation on Investments, Loans and
            Advances .....................................................   42
4.21     Limitation on Sale-Leaseback Transactions .......................   42
4.22     Waiver of Stay, Extension or Usury Laws .........................   43

                                    ARTICLE V

                              SUCCESSOR CORPORATION

5.1      When Company May Merge, Etc .....................................   43
5.2      Successor Entity Substituted ....................................   45


                                   ARTICLE VI

                              DEFAULT AND REMEDIES

6.1      Events of Default ...............................................   45
6.2      Acceleration ....................................................   47
6.3      Other Remedies ..................................................   47
6.4      Waiver of Past Default ..........................................   48
6.5      Control by Majority .............................................   48

Section                                                                     Page
- -------                                                                     ----
6.6      Limitation on Suits .............................................   48
6.7      Rights of Holders To Receive Payment ............................   49
6.8      Collection Suit by Trustee ......................................   49
6.9      Trustee May File Proofs of Claim ................................   49
6.10     Priorities ......................................................   50
6.11     Undertaking for Costs ...........................................   51

                                   ARTICLE VII

                                     TRUSTEE

7.1      Duties of Trustee ...............................................   51
7.2      Rights of Trustee ...............................................   52
7.3      Individual Rights of Trustee ....................................   53
7.4      Trustee's Disclaimer ............................................   54
7.5      Notice of Defaults ..............................................   54
7.6      Reports by Trustee to Holders ...................................   54
7.7      Compensation and Indemnity ......................................   54
7.8      Replacement of Trustee ..........................................   55
7.9      Successor Trustee by Merger, Etc ................................   57
7.10     Eligibility; Disqualification ...................................   57
7.11     Preferential Collection of Claims Against
            Company ......................................................   57

                                  ARTICLE VIII

                       DISCHARGE OF INDENTURE; DEFEASANCE

8.1      Termination of Company's Obligations ............................   57
8.2      Legal Defeasance and Covenant Defeasance ........................   59
8.3      Application of Trust Money ......................................   63
8.4      Repayment to Company or Guarantors ..............................   63
8.5      Reinstatement ...................................................   64

                                   ARTICLE IX

                       AMENDMENTS, SUPPLEMENTS AND WAIVERS

9.1      Without Consent of Holders ......................................   64
9.2      With Consent of Holders .........................................   65
9.3      Compliance with Trust Indenture Act .............................   66
9.4      Revocation and Effect of Consents ...............................   66
9.5      Notation on or Exchange of Securities ...........................   67
9.6      Trustee To Sign Amendments, Etc .................................   67

                                    ARTICLE X

                             GUARANTEE ARRANGEMENTS

10.1     Guarantee .......................................................   68

Section                                                                     Page
- -------                                                                     ----
10.2     Execution and Delivery of Guarantee ............................    69
10.3     Release of a Guarantor .........................................    70
10.4     Limitation of Guarantee ........................................    70

                                   ARTICLE XI

                                  MISCELLANEOUS

11.1     Trust Indenture Act Controls ...................................    71
11.2     Notices ........................................................    71
11.3     Communications by Holders with Other
            Holders .....................................................    72
11.4     Certificate and Opinion of Counsel as to
            Conditions Precedent ........................................    72
11.5     Statements Required in Certificate and
            Opinion of Counsel ..........................................    72
11.6     Rules by Trustee, Paying Agent,
            Registrar ...................................................    73
11.7     Legal Holidays .................................................    73
11.8     Governing Law ..................................................    73
11.9     No Recourse Against Others .....................................    73
11.10    Successors .....................................................    73
11.11    Duplicate Originals ............................................    74
11.12    Separability ...................................................    74
11.13    Table of Contents, Headings, Etc ...............................    74

SIGNATURES ..............................................................    75

EXHIBIT A - Form of Security ............................................   A-1
EXHIBIT B - Form of Legend for Book - Entry
  Securities ............................................................   B-1

                  INDENTURE dated as of    , 1996, among RENCO METALS, INC., a
Delaware corporation, as issuer (the "Company"), MAGNESIUM CORPORATION OF AMERICA, a Delaware corporation, as Guarantor ("MagCorp" or a "Guarantor"), SABEL INDUSTRIES, INC., an Alabama corporation, as Guarantor ("Sabel" or a "Guarantor"), and FLEET NATIONAL BANK, [a national banking association], as Trustee (the "Trustee").

                  The Company and the Guarantors have duly authorized the execution and delivery of this Indenture to provide for the issuance of the Securities (as hereinafter defined) to be issued as provided for in this Indenture and the related Guarantees (as hereinafter defined) of MagCorp and Sabel.

                  The parties hereto agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders (as hereinafter defined) of the Securities:

                                    ARTICLE I

                   DEFINITIONS AND INCORPORATION BY REFERENCE

                  SECTION 1.1  Definitions.

                  "Acquired Indebtedness" means Indebtedness of a Person existing at the time such Person becomes a Subsidiary of the Company or assumed in connection with an Asset Acquisition of such Person, including, without limitation, Indebtedness incurred in connection with, or in anticipation of, such Person's becoming a Subsidiary of the Company or such acquisition.

                  "Affiliate" of any specified Person means any other Person which, directly or indirectly, controls, is controlled by or is under direct or indirect common control with such specified Person. For the purposes of this definition, "control" when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

                  "Affiliate Transaction" has the meaning provided in
Section 4.14.

                  "Agent" means any Registrar or Paying Agent.

                  "Asset Acquisition" means (i) any capital contribution (by means of transfers of cash or other property to others or payments for property or services for the account or use of others, or otherwise) or purchase or acquisition of Capital Stock by the Company or any of its Subsidiaries to or in any other Person, in either case as a result of which such Person shall become a Subsidiary of the Company or any of its Subsidiaries or shall be merged with or into the Company or any of its Subsidiaries or (ii) any acquisition by the Company or any of its Subsidiaries of the assets of any Person which constitute substantially all of an operating unit or business of such Person.

                  "Asset Sale" means any direct or indirect sale, conveyance, transfer, lease (including by means of sale-leaseback) or other disposition to any Person other than the Company or a Subsidiary of the Company, in one transaction or a series of related transactions, of (i) any Capital Stock of any Subsidiary of the Company or (ii) any other property or asset of the Company or any Subsidiary of the Company, in each case other than in the ordinary course of business and other than isolated transactions which do not exceed $250,000 individually. For the purposes of this definition, the term "Asset Sale" shall not include sales of receivables not a part of a sale of the business from which they arose or any disposition of all or substantially all of the properties and assets of the Company that is governed under and complies with the requirements set forth in Section 5.1.

                  "Asset Sale Offer" has the meaning provided in Section
4.13(a).

                  "Asset Sale Purchase Date" has the meaning provided in
Section 4.13(a).

                  "Available Amount" has the meaning provided in Section
4.13(a).

                  "Bankruptcy Law" means Title 11 of the U.S. Code or any similar federal or state law for the relief of debtors.

                  "Base Period" has the meaning provided in Section
4.12(a)(ii).

                  "Board of Directors" means the Board of Directors of the Company or a Guarantor, as appropriate, or any committee of such Board of Directors authorized to act for it hereunder.

                  "Board Resolution" means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company or a Guarantor, as appropriate, to have been duly adopted by the Board of Directors of the Company or a Guarantor, as appropriate, and to be in full force and effect on the date of such certification and delivered to the Trustee.

                  "Book-Entry Security" means a Security represented by a Global Security and registered in the name of the nominee of the Depository.

                  "Business Day" means any day except a Saturday, a Sunday or any day on which banking institutions in New York, New York or the city in which the principal corporate trust office of the Trustee are required or authorized by law or other governmental action to be closed.

                  "Capital Stock" means, with respect to any Person, any and all shares, interests, participations, rights in, or other equivalents (however designated and whether voting or non-voting) of such Person's capital stock, whether outstanding on the Issue Date or issued after the Issue Date, and any and all rights, warrants or options exchangeable for or convertible into such capital stock.

                  "Capitalized Lease Obligation" means any obligation to pay rent or other amounts under a lease of (or other agreement conveying the right to use) any property (whether real, personal or mixed) that is required to be classified and accounted for as a capital lease obligation under GAAP, and, for the purposes of this Indenture, the amount of such obligation at any date shall be the capitalized amount thereof at such date, determined in accordance with GAAP.

                  "Cash Equivalents" means, at any time, (i) any evidence of Indebtedness with a maturity of 180 days or less issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof (provided that the full faith and credit of the United States of America is pledged in support thereof); (ii) certificates of deposit or acceptances with a maturity of 180 days or less of any financial institution that is a member of the Federal Reserve System having combined capital and surplus and undivided profits of not less than $250,000,000; (iii) commercial paper with a maturity of 180 days or less issued by a corporation (except an Affiliate of the Company) organized under the laws of any state of the United States or the District of Columbia and rated at least A-1 by Standard & Poor's Ratings Group or at least P-1 by Moody's Investors Service, Inc.; and (iv) repurchase agreements and reverse repurchase agreements relating to marketable direct obligations issued or unconditionally guaranteed by the United States of America or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within one year from the date of acquisition; provided, however, that the terms of such agreements comply with the guidelines set forth in the Federal Financial Agreements of Depository Institutions with Securities Dealers and Others, as adopted by the Comptroller of the Currency.

                  "Change of Control" means (i) the direct or indirect sale, lease, exchange or other transfer of all or substantially all of the assets of the Company or Renco to any Person or entity or group of Persons or entities acting in concert as a partnership or other group (a "Group of Persons") other than an Affiliate of the Company, (ii) the merger or consolidation of the Company or Renco with or into another corporation with the effect that the then existing shareholders of the Company or Renco, as the case may be, hold less than 50% of the combined voting power of the then outstanding securities of the surviving corporation of such merger or the corporation resulting from such consolidation ordinarily (and apart from rights arising under special circumstances) having the right to vote in the election of directors, (iii) the replacement of a majority of the Board of Directors of Renco, over a two-year period, from the directors who constituted the Board of Directors at the beginning of such period, and such replacement shall not have been approved by a vote of at least a majority of the Board of Directors then still in office who either were members of the Board of Directors at the beginning of such period or whose election as a member of the Board of Directors was previously so approved, or (iv) a Person or Group of Persons (other than Renco and its Affiliates) shall, as a result of a tender or exchange offer, open market purchases, privately negotiated purchases or otherwise, have become the direct or indirect beneficial owner (within the meaning of Rule 13d-3 under the Exchange Act) of securities of the Company or Renco representing 50% or more of the combined voting power of the then outstanding securities of the Company or Renco ordinarily (and apart from rights accruing under special circumstances) having the right to vote in the election of directors.

                  "Change of Control Date" has the meaning provided in Section 4.15.

                  "Change of Control Offer" has the meaning provided in Section 4.15.

                  "Change of Control Payment Date" has the meaning provided in
Section 4.15.

                  "Common Stock" means, with respect to any Person, any and all shares, interests or other participations in, and other equivalents (however designated and whether voting or nonvoting) of, such Person's common stock, whether outstanding on the Issue Date or issued after the Issue Date, and includes, without limitation, all series and classes of such common stock.

                  "Company" means the party named as such in this Indenture until a successor replaces it in accordance with the provisions of this Indenture and, thereafter, means the successor.

                  "Consolidated Cash Flow" means, with respect to any Person for any period, the Consolidated Net Income of such Person for such period increased (to the extent deducted in determining Consolidated Net Income) by the sum of:
(i) all United States Federal, state and foreign income taxes of such Person paid or accrued according to GAAP for such period (other than income taxes attributable to extraordinary, unusual or non-recurring gains or losses); (ii) all interest expense of such Person paid or accrued in accordance with GAAP (net of any interest income) for such period (including amortization of original issue discount and the interest portion of deferred payment obligations); (iii) depreciation and depletion; (iv) amortization including, without limitation, amortization of capitalized debt issuance costs; and (v) any other non-cash charges to the extent deducted from Consolidated Net Income (including non-cash expenses recognized in accordance with Financial Accounting Standards Bulletin Number 106).

                  "Consolidated Net Income" means, with respect to any Person for any period, the aggregate of the Net Income of such Person and its Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided, however, that (a) the Net Income of any Person (the "Other Person") in which the Person in question or one of its Subsidiaries has a joint interest with a third party (which interest does not allow the net income of such Other Person to be consolidated into the net income of the Person in question in accordance with GAAP) shall be included only to the extent of the amount of dividends or distributions paid to the Person in question or the Subsidiary, (b) the Net Income of any Subsidiary of the Person in question that is subject to any contractual restriction or limitation on the payment of dividends or the making of other distributions shall be excluded to the extent of such restriction or limitation, (c)(i) the Net Income (or loss) of any Person acquired in a pooling of interests transaction for any period prior to the date of such acquisition and (ii) any net gain (but not loss) resulting from an Asset Sale by the Person in question or any of its Subsidiaries other than in the ordinary course of business shall be excluded and (d) extraordinary gains and losses shall be excluded.

                  "Consolidated Net Worth" means, with respect to any Person at any date of determination, the consolidated stockholders' equity represented by the shares of such Person's Capital Stock (other than Disqualified Stock) outstanding at such date, as determined on a consolidated basis in accordance with GAAP.

                  "Credit Facilities" means (i) the revolving credit facility as in effect as of the Issue Date between MagCorp and Congress Financial Corporation and (ii) the revolving credit facility as in effect as of the Issue Date between Sabel and Congress Financial Corporation, in each case as the same may at any time be amended, amended and restated, supplemented or otherwise modified, including any refinancing, refunding, replacement or extension thereof and whether by the same or any other lender or group of lenders.

                  "Custodian" has the meaning provided in Section 6.1(b).

                  "Default" means any event that is, or after notice or passage of time or both would be, an Event of Default.

                  "Depository" means, with respect to the Securities issued in the form of one or more Book-Entry Securities, The Depository Trust Company or another person designated as Depository by the Company, which must be a clearing agency registered under the Exchange Act.

                  "Disqualified Stock" means, with respect to any Person, any Capital Stock of such Person which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is exchangeable for Indebtedness, or is redeemable at the option of the holder thereof, in whole or in part, in each case on or prior to the final Maturity Date of the Securities.

                  "Event of Default" has the meaning provided in Section 6.1.

                  "Exchange Act" means the Securities Exchange Act of 1934, as amended and the rules and regulations promulgated thereunder.

                  "Existing Notes" means the 12% Senior Notes due 2000 issued, authenticated and delivered under the indenture, dated as of August 1, 1993, among the Company, the Guarantors and the Trustee, as amended or supplemented from time to time pursuant to the terms of such indenture.

                  "Fair Market Value" or "fair value" means, with respect to any asset or property, the price which could be negotiated in an arm's length free market transaction, for cash, between a willing seller and a willing buyer, neither of whom is under undue pressure or compulsion to complete the transaction. Fair Market Value shall be determined by the Board of Directors of the Company acting in good faith and shall be evidenced by a Board Resolution delivered to the Trustee.

                  "Fixed Charge Coverage Ratio" means, with respect to any Person, the ratio of (i) Consolidated Cash Flow of such Person for the four full fiscal quarters for which financial statements are available that immediately precede the date of the transaction or other circumstances giving rise to the need to calculate the Fixed Charge Coverage Ratio (the "Transaction Date") to
(ii) all cash and non-cash interest expense (including capitalized interest) of such Person and its Subsidiaries determined in accordance with GAAP (net of any interest income of such Person and its Subsidiaries and exclusive of deferred financing fees of such Person and its Subsidiaries) and the aggregate amount of cash dividends or other distributions declared or paid on Capital Stock (other than Common Stock) of such Person and its Subsidiaries, in each case for such four full fiscal quarter period. For purposes of this definition, if the Transaction Date occurs prior to the date on which the Company's consolidated financial statements for the four full fiscal quarters subsequent to the Issue Date are first available, then "Consolidated Cash Flow" and the items referred to in the preceding clause (ii) shall be calculated, in the case of the Company, after giving effect on a pro forma basis as if the Securities outstanding on the Transaction Date were issued on the first day of such four full fiscal quarter period. In addition to and without limitation of the foregoing two sentences, for purposes of this definition, "Consolidated Cash Flow" and the items referred to in the preceding clause (ii) shall be calculated after giving effect on a pro forma basis for the period of such calculation to (i) the Incurrence or repayment of any Indebtedness of such Person or any of its Subsidiaries (other than Indebtedness for working capital) at any time during the period (the "Reference Period") (A) commencing on the first day of the four full fiscal quarter period for which financial statements are available that precedes the Transaction Date and (B) ending on and including the Transaction Date, including, without limitation, the Incurrence or repayment of the Indebtedness giving rise to the need to make such calculation, as if such Incurrence or repayment occurred on the first day of the Reference Period; provided that if such Person or any of its Subsidiaries directly or indirectly guarantees Indebtedness of a third Person, the above clause shall give effect to the Incurrence of such guaranteed Indebtedness as if such Person or Subsidiary had directly Incurred such guaranteed Indebtedness and (ii) any Asset Sales or Asset Acquisitions (including, without limitation, any Asset Acquisition giving rise to the need to make such calculation as a result of the Company or any of its Subsidiaries (including any Person who becomes a Subsidiary as a result of the Asset Acquisition) incurring Acquired Indebtedness) occurring during the Reference Period and any retirement of Indebtedness in connection with such Asset Sales, as if such Asset Sale or Asset Acquisition and/or retirement occurred on the first day of the Reference Period. Furthermore, in calculating the denominator (but not the numerator) of this "Fixed Charge Coverage Ratio," (1) subject to clause (3) below, interest on Indebtedness determined on a fluctuating basis as of the Transaction Date and which will continue to be so determined thereafter shall be deemed to accrue at a fixed rate per annum equal to the rate of interest on such Indebtedness in effect on the Transaction Date; (2) if interest on any Indebtedness actually incurred on the Transaction Date may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate, or other rates, then the interest rate based upon a factor of a prime or similar rate shall be deemed to have been in effect; and (3) notwithstanding clause (1) above, interest on Indebtedness determined on a fluctuating basis, to the extent such interest is covered by agreements relating to Interest Rate Protection Obligations, shall be deemed to accrue at the rate per annum resulting after giving effect to the operation of such agreements.

                  "GAAP" means generally accepted accounting principles in effect on the Issue Date set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession of the United States.

                  "Global Security" means a Security evidencing all or a part of the Securities to be issued as Book-Entry Securities, issued to the Depository in accordance with Section 2.2 and bearing the legend prescribed in Exhibit B.

                  "Guarantee" means the guarantee of each Guarantor set forth in Article X.

                  "Guarantor" means (i) each of the Company's Subsidiaries executing this Indenture and (ii) each of the Company's Subsidiaries which becomes a guarantor of the Securities pursuant to Section 4.19.

                  "Holder" or "Securityholder" means the Person in whose name a Security is registered on the Registrar's books.

                  "Incur" means, with respect to any Indebtedness, to incur, create, issue, assume, guarantee or otherwise become liable for or with respect to the payment of, contingently or otherwise, such Indebtedness; provided that neither the accrual of interest nor the accretion of original issue discount shall be considered an Incurrence of Indebtedness.

                  "Indebtedness" means, with respect to any Person, without duplication, (i) any liability, contingent or otherwise, of such Person (A) for borrowed money (whether or not the recourse of the lender is to the whole of the assets of such Person or only to a portion thereof), (B) evidenced by a note, debenture or similar instrument, letter of credit or draft accepted (including a purchase money obligation) representing extensions of credit whether or not representing obligations for borrowed money or (C) for the payment of money relating to a Capitalized Lease Obligation or other obligation relating to the deferred purchase price of any property or services (other than property or services purchased on ordinary trade terms therefor) which purchase price is payable over a period in excess of six months or is evidenced by a note, invoice or similar written instrument with a maturity in excess of six months; (ii) any liability of others of the kind described in the preceding clause (i) which the Person has guaranteed or which is otherwise its legal liability; (iii) any obligation secured by a lien to which the property or assets of such Person are subject, whether or not the obligations secured thereby shall have been assumed by or shall otherwise be such Person's legal liability; and (iv) any and all deferrals, renewals, extensions, replacements, refinancings, and refundings of, or amendments, modifications or supplements to, any liability of the kind described in any of the preceding clauses (i), (ii) or (iii).

                  "Indenture" means this Indenture as amended or supplemented from time to time pursuant to the terms hereof.

                  "interest," when used with respect to any Security, means the amount of all interest accruing on such Security, including all interest accruing subsequent to the occurrence of any events specified in Sections 6.1(a)(vii) and (viii) or which would have accrued but for any such event.

                  "Interest Payment Date," when used with respect to any Security, means the stated maturity of an installment of interest specified in such Security.

                  "Interest Rate," when used with respect to any Security, means the rate per annum specified in such Security as the rate of interest accruing on the principal amount of such Security.

                  "Interest Rate Protection Obligations" means the obligations of any Person pursuant to any arrangement with any other Person whereby, directly or indirectly, such Person is entitled to receive from time to time periodic payments calculated by applying either a floating or a fixed rate of interest on a stated notional amount in exchange for periodic payments made by such Person calculated by applying a fixed or a floating rate of interest on the same notional amount and shall include, without limitation, interest rate swaps, caps, floors, collars and similar agreements.

                  "Investment" has the meaning provided in Section 4.20.

                  "Issue Date" means the date on which the Securities were originally issued in accordance with the terms of this Indenture.

                  "Legal Holiday" means any day other than a Business Day.

                  "Lien" means any mortgage, lien (statutory or other), pledge, security interest, encumbrance, hypothecation, assignment for security or other security agreement of any kind or nature whatsoever. For purposes of this Indenture, a Person shall be deemed to own subject to a Lien any property which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to Indebtedness of such Person.

                  "Maturity Date," when used with respect to any Security, means the date specified in such Security as the fixed date on which the principal of such Security is due and payable.

                  "Net Cash Proceeds" means, with respect to any Asset Sale, the proceeds thereof in the form of cash or Cash

Equivalents, including payments in respect of deferred payment obligations when received in the form of cash or Cash Equivalents (except to the extent that such obligations with respect to Indebtedness are financed or sold with recourse to the Company or any of its Subsidiaries), net of (i) brokerage commissions and other reasonable fees and expenses (including fees and expenses of counsel and investment bankers) related to such Asset Sale; (ii) provisions for all taxes payable as a result of such Asset Sale; (iii) payments made to retire Indebtedness secured by the assets subject to such Asset Sale (including retirements of Indebtedness under the Credit Facilities) to the extent required pursuant to the terms of such Indebtedness; and (iv) appropriate amounts to be provided by the Company or any of its Subsidiaries, as the case may be, as a reserve, in accordance with GAAP, against any liabilities associated with such Asset Sale and retained by the Company or any of its Subsidiaries, as the case may be, after such Asset Sale, including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale.

                  "Net Income" means, with respect to any Person for any period, the net income (loss) of such Person determined in accordance with GAAP.

                  "Net Proceeds" means (a) in the case of any sale of Capital Stock (other than Disqualified Stock) by the Company, the aggregate net proceeds received by the Company, after payment of expenses, commissions and the like incurred in connection therewith, whether such proceeds are in cash or in property (valued at the Fair Market Value thereof, as determined in good faith by the Board of Directors of the Company, at the time of receipt), (b) in the case of any exchange, exercise, conversion or surrender of outstanding securities of any kind of the Company for or into shares of Capital Stock of the Company which is not Disqualified Stock, the net book value of such outstanding securities on the date of such exchange, exercise, conversion or surrender (plus any additional amount required to be paid by the holder to the Company upon such exchange, exercise, conversion or surrender, less any and all payments made to the holders, e.g., on account of fractional shares, and less all expenses incurred by the Company in connection therewith) and (c) in the case of the issuance of any Indebtedness by the Company, the aggregate net cash proceeds received by the Company, after payment of expenses, commissions and the like incurred therewith.

                  "Officer" means the Chairman, the President, the Chief Executive Officer, any Vice President, the Chief Financial

Officer, the Treasurer, the Secretary or the Controller of the Company or a Guarantor, as the case may be.

                  "Officers' Certificate" means a certificate signed by two Officers or by an Officer and an Assistant Treasurer or Assistant Secretary of the Company or a Guarantor, as the case may be.

                  "Opinion of Counsel" means a written opinion from legal counsel both of which are acceptable to the Trustee, which may include counsel to the Company or a Guarantor, as the case may be.

                  "Paying Agent" has the meaning provided in Section 2.3.

                  "Permitted Liens" means, with respect to any Person, any lien arising by reason of (a) any attachment, judgment, decree or order of any court, so long as such lien is being contested in good faith and is either adequately bonded or execution thereon has been stayed pending appeal or review, and any appropriate legal proceedings which may have been duly initiated for the review of such attachment, judgment, decree or order shall not have been finally terminated or the period within which such proceedings may be initiated shall not have expired; (b) taxes, assessments or governmental charges not yet delinquent or which are being contested in good faith; (c) security for payment of workers' compensation or other insurance; (d) security for the performance of tenders, bids, leases and contracts (other than contracts for the payment of money); (e) deposits to secure public or statutory obligations or in lieu of surety or appeal bonds or to secure permitted contracts for the purchase or sale of any currency entered into in the ordinary course of business; (f) operation of law in favor of carriers, warehousemen, landlords, mechanics, materialmen, laborers, employees or suppliers, incurred in the ordinary course of business for sums which are not yet delinquent or are being contested in good faith by negotiations or by appropriate proceedings which suspend the collection thereof;
(g) any interest or title of a lessor under any lease; (h) security for surety or appeal bonds; and (i) easements, rights-of-way, zoning and similar covenants and restrictions and other similar encumbrances or title defects which, in the aggregate, are not substantial in amount and which do not in any case materially interfere with the ordinary conduct of the business of the Company or any of its Subsidiaries.

                  "Person" means any individual, corporation, partnership, joint venture, trust, unincorporated organization or government or any agency or political subdivision thereof.

                  "principal" of a debt security means the principal amount of the security plus, when appropriate, the premium, if any, on the security.

                  "Public Equity Offerings" has the meaning provided in Section 3.1.

                  "Redemption Date" means, with respect to any Security, the Maturity Date of such Security or the date on which such Security is to be redeemed by the Company pursuant to Section 3.1.

                  "Registrar" has the meaning provided in Section 2.3.

                  "Renco" means The Renco Group, Inc., a New York corporation and the parent of the Company.

                  "Required Filing Date" has the meaning provided in Section
4.8.

                  "Restricted Payment" means any of the following: (i) the declaration or payment of any dividend or any other distribution on Capital Stock of the Company or any Subsidiary of the Company or any payment made to the direct or indirect holders (in their capacities as such) of Capital Stock of the Company or any Subsidiary of the Company (other than (x) dividends or distributions payable solely in Capital Stock (other than Disqualified Stock) or in options, warrants or other rights to purchase Capital Stock (other than Disqualified Stock), and (y) in the case of Subsidiaries of the Company, dividends or distributions payable to the Company or to a Subsidiary of the Company), (ii) the purchase, redemption or other acquisition or retirement for value of any Capital Stock of the Company or any of its Subsidiaries, (iii) the making of any principal payment on, or the purchase, defeasance, repurchase, redemption or other acquisition or retirement for value, prior to any scheduled maturity, scheduled repayment or scheduled sinking fund payment, of, any Indebtedness which is subordinated in right of payment to the Securities (other than Indebtedness acquired in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of acquisition) and (iv) the making of any Investment in any Person other than pursuant to clauses (i) through (vii) of Section 4.20.

                  "Sale-Leaseback Transaction" means any arrangement with any Person providing for the leasing by the Company or any Subsidiary of the Company of any real or tangible personal property, which property has been or is to be sold or transferred by the

Company or such Subsidiary to such Person in contemplation of such leasing.

                  "SEC" means the Securities and Exchange Commission.

                  "Securities" means the __% Senior Notes due 2003, issued, authenticated and delivered under this Indenture, as amended or supplemented from time to time pursuant to the terms of this Indenture.

                  "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

                  "Subsidiary" means, with respect to any Person, (i) any corporation of which the outstanding Capital Stock having at least a majority of the votes entitled to be cast in the election of directors shall at the time be owned, directly or indirectly, by such Person, by a Subsidiary of such Person or by such Person and a Subsidiary of such Person, or (ii) any other Person (other than a corporation) of which at least a majority of voting interest is at the time, directly or indirectly, owned by such Person, by a Subsidiary of such Person or by such Person and a Subsidiary of such Person.

                  "TIA" means the Trust Indenture Act of 1939 (15 U.S. Code Sections 77aaa-77bbbb), as amended by the Trust Indenture Reform Act of 1990, as in effect on the date of this Indenture.

                  "Trustee" means the party named as such in this Indenture until a successor replaces it in accordance with the provisions of this Indenture and thereafter means such successor.

                  "Trust Officer" means an officer or assistant officer of the Trustee assigned to the Corporate Trustee Administration Department or similar department performing corporate trust work, or any successor to such department or, in the case of a successor trustee, an officer assigned to the department, division or group performing the corporate trust work of such successor and also means with respect to any particular corporate trust matter any other officer of the Trustee to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

                  "U.S. Government Obligations" has the meaning provided in
Section 8.1(b).

                  "Wholly-Owned Subsidiary" means any Subsidiary all of the outstanding Capital Stock of which (other than directors' qualifying shares) is owned, directly or indirectly, by the Company.

                  SECTION 1.2  Incorporation by Reference
                               of Trust Indenture Act.

                  Whenever this Indenture refers to a provision of the TIA, the provision shall be deemed incorporated by reference in and made a part of this Indenture. The following TIA terms used in this Indenture have the following meanings:

                  (a)      "Commission" means the SEC;

                  (b)      "indenture securities" means the Securities;

                  (c) "indenture security holder" means a Holder or Securityholder;

                  (d)      "indenture to be qualified" means this Indenture;

                  (e) "indenture trustee" or "institutional trustee" means the Trustee; and

                  (f) "obligor" on the indenture securities means the Company and the Guarantors or any other obligor on the Securities.

                  All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule and not otherwise defined herein have the meanings so assigned to them therein.

                  SECTION 1.3 Rules of Construction.

                  Unless the context otherwise requires:

                  (a)      a term has the meaning assigned to it;

                  (b)      "or" is exclusive;

                  (c) words in the singular include the plural, and words in the plural include the singular;

                  (d) "herein," "hereof" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other Subdivision; and

                  (e) unless otherwise specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared in accordance with GAAP as in effect from time to time, applied on a basis consistent with the most recent audited consolidated financial statements of the Company.

                                   ARTICLE II

                                 THE SECURITIES

                  SECTION 2.1 Form and Dating.

                  The Securities and the Trustee's certificates of authentication with respect thereto shall be substantially in the form set forth in Exhibit A annexed hereto, which is hereby incorporated in and expressly made a part of this Indenture. The Securities may have notations, legends or endorsements required by law, rule, usage or agreement to which the Company or any Guarantor is subject. Each Security shall be dated the date of its authentication. The terms and provisions contained in the Securities shall constitute, and are expressly made, a part of this Indenture.

                  SECTION 2.2 Execution and Authentication.

                  Two Officers shall execute the Securities on behalf of the Company by either manual or facsimile signature. The Company's seal shall be impressed, affixed, imprinted or reproduced on the Securities.

                  If an Officer whose signature is on a Security no longer holds that office at the time the Trustee authenticates the Security or at any time thereafter, the Security shall be valid nevertheless.

                  A Security shall not be valid until an authorized signatory of the Trustee manually signs the certificate of authentication on the Security. Such signature shall be conclusive evidence that the Security has been authenticated under this Indenture.

                  The Trustee shall authenticate Securities for original issue in an aggregate principal amount not to exceed $150,000,000, upon receipt of an Officers' Certificate signed by two Officers directing the Trustee to authenticate the Securities and certifying that all conditions precedent to the issuance of the Securities contained herein have been complied with. The aggregate principal amount of Securities outstanding at any time may not exceed $150,000,000 except as provided in Section 2.7.

                  The Trustee may appoint an authenticating agent acceptable to the Company to authenticate Securities. Unless limited by the terms of such appointment, an authenticating agent may authenticate Securities whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. Such authenticating agent shall have the same rights as the Trustee in any dealings hereunder with the Company or with any Affiliate of the Company.

                  If the Securities are to be issued in the form of one or more Global Securities, then the Company shall execute and the Trustee shall authenticate and deliver one or more Global Securities that (i) shall represent and shall be in minimum denominations of $1,000, (ii) shall be registered in the name of the Depository for such Global Security or Securities or the nominee of such Depository, (iii) shall be delivered by the Trustee to such Depository or pursuant to such Depository's instructions and (iv) shall bear the legend set forth in Exhibit B.

                  SECTION 2.3 Registrar and Paying Agent.

                  The Company shall maintain an office or agency (which shall be located in the Borough of Manhattan in the City of New York, State of New York) where Securities may be presented for registration of transfer or for exchange (the "Registrar"), an office or agency (which shall be located in the Borough of Manhattan, City of New York, State of New York) where Securities may be presented for payment (the "Paying Agent") and an office or agency where notices and demands to or upon the Company in respect of the Securities and this Indenture may be served. The Registrar shall keep a register of the Securities and of their transfer and exchange. The Company may have one or more additional paying agents. The term "Paying Agent" includes any additional paying agent. None of the Company, any Guarantor or any Affiliate of the Company or any Guarantor may act as Paying Agent.

                  The Company shall enter into an appropriate agency agreement with any Agent not a party to this Indenture, which shall incorporate the provisions of the TIA. The agreement shall implement the provisions of this Indenture that relate to such Agent. The Company shall notify the Trustee in writing of the name and address of any such Agent. If the Company fails to maintain a Registrar or Paying Agent, or fails to give the foregoing notice, the Trustee shall act as such and shall be entitled to appropriate compensation in accordance with Section 7.7.

                  The Company initially appoints the Trustee as Registrar, Paying Agent and agent for service of notices and demands in connection with the Securities.

                  SECTION 2.4  Paying Agent To Hold Money in Trust.

                  Each Paying Agent shall hold in trust for the benefit of the Securityholders or the Trustee all money held by the Paying Agent for the payment of principal of or interest on the Securities (whether such money has been paid to it by the Company or any other obligor on the Securities), and the Company and the Paying Agent shall notify the Trustee of any default by the Company (or any other obligor on the Securities) in making any such payment. Money held in trust by the Paying Agent need not be segregated except as required by law and in no event shall the Paying Agent be liable for any interest on any money received by it hereunder. The Company at any time may require the Paying Agent to pay all money held by it to the Trustee and account for any funds disbursed and the Trustee may at any time during the continuance of any Event of Default specified in Section 6.1(a)(i) or (ii), upon written request to the Paying Agent, require such Paying Agent to pay forthwith all money so held by it to the Trustee and to account for any funds disbursed. Upon making such payment, the Paying Agent shall have no further liability for the money delivered to the Trustee.

                  SECTION 2.5 Securityholder Lists.

                  The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of the Securityholders. If the Trustee is not the Registrar, the Company shall furnish to the Trustee at least five Business Days before each Interest Payment Date, and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Securityholders.

                  SECTION 2.6 Transfer and Exchange.

                  When Securities in certificated form are presented to the Registrar with a request from the Holder of such Securities to register the transfer or to exchange them for an equal principal amount of Securities of other authorized denominations, the Registrar shall register the transfer or make the exchange as requested; provided that every Security presented or surrendered for registration of transfer or exchange shall be duly endorsed or be accompanied by a written instrument of transfer in form satisfactory to the Company and the Registrar, duly executed by the Holder thereof or his attorneys duly authorized in writing.

To permit registrations of transfers and exchanges, the Company shall issue and execute, and the Trustee shall authenticate new Securities evidencing such transfer or exchange at the Registrar's request. No service charge shall be made to the Securityholder for any registration of transfer or exchange. The Company may require from the Securityholder payment of a sum sufficient to cover any transfer taxes or other governmental charge that may be imposed in relation to a transfer or exchange, but this provision shall not apply to any exchange pursuant to Sections 2.10, 3.7, 4.13, 4.15 or 9.5 (in which events the Company will be responsible for the payment of such taxes). The Trustee shall not be required to exchange or register a transfer of any Security for a period of 15 days immediately preceding the first mailing of notice of redemption of Securities to be redeemed or of any Security selected, called or being called for redemption except, in the case of any Security where public notice has been given that such Security is to be redeemed in part, the portion thereof not to be redeemed.

                  In accordance with the provisions of the Indenture and subject to certain limitations herein set forth, an owner of a beneficial interest in a Global Security may request a Security in certificated form, in exchange in whole or in part, as the case may be, for such beneficial owner's interest in the Global Security.

                  Upon any exchange provided for in the preceding paragraph, the Company shall execute and the Trustee shall authenticate and deliver to the person specified by the Depository a new Security or Securities registered in such names and in such authorized denominations as the Depository, pursuant to the instructions of the beneficial owner of the Securities requesting the exchange, shall instruct the Trustee. Thereupon, the beneficial ownership of such Global Security shown on the records maintained by the Depository or its nominee shall be reduced by the amounts so exchanged and an appropriate endorsement shall be made by or on behalf of the Trustee on the Global Security.

                  Any such exchange shall be effected through the Depository in accordance with the procedures of the Depository therefor.

                  Notwithstanding the foregoing, no Global Security shall be registered for transfer or exchange, or authenticated and delivered, whether pursuant to this Section, Section 2.7, 2.10 or 3.7 or otherwise, in the name of a person other than the Depository for such Global Security or its nominee until
(i) the Depository notifies the Company that it is unwilling or unable to continue as Depository for such Global Security or if at any time the Depository ceases to be a clearing agency registered under the Exchange Act, and a successor depository is not appointed by the Company within 30 days, (ii) the Company executes and delivers to the Trustee a Company order that all such Global Securities shall be exchangeable or (iii) there shall have occurred and be continuing an Event of Default. Upon the occurrence in respect of any Global Security representing the Securities of any one or more of the conditions specified in clause (i), (ii) or (iii) of the preceding sentence, such Global Security may be registered for transfer or exchange for Securities registered in the names of, authenticated and delivered to, such persons as the Trustee or the Depository, as the case may be, shall direct.

                  Except as provided above, any Security authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, any Global Security, whether pursuant to this Section, Section 2.7, 2.10 or 3.7 or otherwise, shall also be a Global Security and bear the legend specified in Exhibit B.

                  SECTION 2.7 Replacement Securities.

                  If a mutilated Security is surrendered to the Registrar or the Trustee or if the Holder of a Security claims that the Security has been lost, destroyed or wrongfully taken, the Company shall issue and the Trustee shall authenticate a replacement Security if the Holder of such Security furnishes to the Company and to the Trustee evidence reasonably acceptable to them of the ownership and the destruction, loss or theft of such Security. If required by the Trustee or the Company, an indemnity bond shall be posted, sufficient in the judgment of both to protect the Company, the Trustee or any Paying Agent from any loss that any of them may suffer if such Security is replaced. The Company may charge such Holder for the Company's expenses in replacing such Security and the Trustee may charge the Company for the Trustee's expenses in replacing such Security. Every replacement Security shall constitute an additional obligation of the Company.

                  SECTION 2.8 Outstanding Securities.

                  The Securities outstanding at any time are all Securities that have been authenticated by the Trustee except for (a) those cancelled by it, (b) those delivered to it for cancellation, (c) to the extent set forth in Sections
8.1 and 8.2, on or after the date on which the conditions set forth in Section
8.1 or 8.2 have been satisfied, those Securities theretofore authenticated and delivered by the Trustee hereunder and (d) those described in this Section 2.8 as not outstanding.

A Security does not cease to be outstanding because the Company or one of its Affiliates holds the Security.

                  If a Security is replaced pursuant to Section 2.7, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Security is held by a bona fide purchaser in whose hands such Security is a legal, valid and binding obligation of the Company.

                  If the Paying Agent holds, in its capacity as such, on any Maturity Date or on any optional redemption date, money sufficient to pay all accrued interest and principal with respect to such Securities payable on that date and is not prohibited from paying such money to the Holders thereof pursuant to the terms of this Indenture, then on and after that date such Securities cease to be outstanding and interest on them ceases to accrue.

                  SECTION 2.9 Treasury Securities.

                  In determining whether the Holders of the required principal amount of Securities have concurred in any declaration of acceleration or notice of default or direction, waiver or consent or any amendment, modification or other change to this Indenture, Securities owned by the Company, any Guarantor or an Affiliate of the Company or any Guarantor shall be disregarded as though they were not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent or any amendment, modification or other change to this Indenture, only Securities as to which a Trust Officer of the Trustee receives an Officers' Certificate stating that such Securities are so owned shall be so disregarded.

                  SECTION 2.10 Temporary Securities.

                  Until definitive Securities are prepared and ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Securities. Temporary Securities shall be substantially in the form of definitive Securities but may have variations that the Company considers appropriate for temporary Securities. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate definitive Securities in exchange for temporary Securities. Until such exchange, temporary Securities shall be entitled to the same rights, benefits and privileges as definitive Securities.

                  SECTION 2.11  Cancellation.

                  The Company at any time may deliver Securities to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee any Securities surrendered to them for registration of transfer, exchange or payment. The Trustee shall cancel all Securities surrendered for registration of transfer, exchange, payment, replacement or cancellation and shall (subject to the record-retention requirements of the Exchange Act) dispose of cancelled Securities unless the Company in writing directs the Trustee to return such Securities to the Company, and, if so disposed, shall deliver a certificate of disposition thereof to the Company. The Company may not reissue or resell, or issue new Securities to replace, Securities that the Company has redeemed or paid, or that have been delivered to the Trustee for cancellation.

                  SECTION 2.12 Defaulted Interest.

                  If the Company defaults on a payment of interest on the Securities, it shall pay the defaulted interest, plus (to the extent permitted by law) any interest payable on the defaulted interest, in accordance with the terms hereof, to the Persons who are Securityholders on a subsequent special record date, which date shall be at least five Business Days prior to the payment date. The Company shall fix such special record date and payment date in a manner satisfactory to the Trustee. At least 15 days before such special record date, the Company shall mail to each Securityholder of such series a notice that states the special record date, the payment date and the amount of defaulted interest, and interest payable on such defaulted interest, if any, to be paid.

                  SECTION 2.13 CUSIP Number.

                  The Company in issuing the Securities may use a "CUSIP" number, and if so, such CUSIP number shall be included in notices of redemption or exchange as a convenience to Holders; provided, however, that any such notice may state that no representation is made as to the correctness or accuracy of the CUSIP number printed in the notice or on the Securities, and that reliance may be placed only on the other identification numbers printed on the Securities. The Company will promptly notify the Trustee of any change in the CUSIP number.

                  SECTION 2.14 Deposit of Moneys.

                  Prior to 10:00 a.m., New York City time, on each Interest Payment Date and Maturity Date, the Company shall have deposited with the Paying Agent in immediately available funds money sufficient to make cash payments, if any, due on such Interest Payment Date or Maturity Date, as the case may be, in a timely manner which permits the Trustee to remit payment to the Holders on such Interest Payment Date or Maturity Date, as the case may be. The principal and interest on Book-Entry Securities shall be payable to the Depository or its nominee, as the case may be, as the sole registered owner and the sole holder of the Book-Entry Securities represented thereby. The principal and interest on Securities in certificated form shall be payable at the office of the Paying Agent.

                                   ARTICLE III

                                   REDEMPTION

                  SECTION 3.1 Optional Redemption. The Securities will be subject to redemption, in whole or in part, at the option of the Company, at any time on or after , 2000, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued interest to the redemption date, if redeemed during the 12-month period beginning on of the years indicated below:

                  Year                              Percentage
                  ----                              ----------

                  2000 ........................
                  2001 ........................
                  2002 ........................      100.00%


                  In addition, at any time prior to , 1999, the Company may redeem up to 33% of the aggregate principal amount of the Securities originally issued with the proceeds of one or more Public Equity Offerings (as defined below) at a redemption price (expressed as a percentage of principal amount) of % plus accrued interest to the redemption date; provided that at least $100.0 million aggregate principal amount of Securities remains outstanding immediately after any such redemption. In order to effect the foregoing redemption with the proceeds of any Public Equity Offering, the Company shall make such redemption not more than 120 days after the consummation of any such Public Equity Offering. "Public Equity Offering" means an underwritten public offering of Capital Stock (other than Disqualified Stock) pursuant to a registration statement filed with the SEC in accordance with the Securities Act.

                  SECTION 3.2 Notices to Trustee.

                  If the Company elects to redeem Securities pursuant to Section
3.1 of this Indenture and Paragraph 5 of the Securities, it shall notify the Trustee and the Paying Agent in writing of the Redemption Date and the principal amount of Securities to be redeemed.

                  The Company shall give each notice provided for in this
Section 3.2 at least 45 days before the Redemption Date (unless a shorter notice shall be agreed to by the Trustee in writing), together with an Officers' Certificate stating that such redemption will comply with the conditions contained herein and in the Securities.

                  SECTION 3.3  Selection of Securities
                               To Be Redeemed.

                  If less than all of the Securities are to be redeemed at any time, the Trustee shall select the Securities to be redeemed in compliance with the requirements of the principal national securities exchange, if any, on which the Securities being redeemed are listed or, if the Securities are not listed on a national securities exchange, on a pro rata basis, by lot or by such method as the Trustee shall deem fair and appropriate. The Trustee shall make the selection from the Securities outstanding and not previously called for redemption. The Trustee shall promptly notify the Company in writing of such Securities selected for redemption and, in the case of Securities selected for partial redemption, the principal amount to be redeemed. The Trustee may select for redemption portions of the principal amount of Securities that have denominations larger than $1,000. Securities and portions of them the Trustee selects shall be in amounts of $1,000 or integral multiples of $1,000. If a redemption is to be made with the proceeds of a Public Equity Offering pursuant to Section 3.1, selection of the Securities for redemption shall be made by the Trustee only on a pro rata basis unless such method is otherwise prohibited. Provisions of this Indenture that apply to Securities called for redemption also apply to portions of Securities called for redemption.

                  SECTION 3.4 Notice of Redemption.

                  At least 30 days but not more than 60 days before a Redemption Date, the Company shall mail or cause the mailing of, in the name of, at the request of, and at the expense of the Company, a notice of redemption by first-class mail to each Holder of Securities to be redeemed at its registered address and the Trustee and any Paying Agent.

                  The notice shall identify the Securities to be redeemed and shall state:

                  (a)      the Redemption Date;

                  (b) the redemption price and the amount of accrued interest, if any, to be paid;

                  (c)      the name and address of the Paying Agent;

                  (d) that Securities called for redemption must be surrendered to the Paying Agent to collect the redemption price and accrued interest, if any;

                  (e) that, unless the Company defaults in making the redemption payment, interest on Securities called for redemption ceases to accrue on and after the Redemption Date and the only remaining right of the Holders of such Securities of such series is to receive payment of the redemption price upon surrender to the Paying Agent of the Securities redeemed;

                  (f) if any Security is to be redeemed in part, the portion of the principal amount (equal to $1,000 or any integral multiple thereof) of such Security to be redeemed and that, on or after the Redemption Date, upon surrender of such Security, a new Security or Securities in aggregate principal amount equal to the unredeemed portion thereof will be issued without charge to the Securityholder;

                  (g) if less than all of the Securities are to be redeemed, the identification of the particular Securities (or portion thereof) to be redeemed, as well as the aggregate principal amount of Securities to be redeemed and the aggregate principal amount of Securities estimated to be outstanding after such partial redemption; and

                  (h)      the CUSIP number, if any, pursuant to Section
         2.13.

                  At the Company's written request, the Trustee shall give the notice of redemption in the Company's name and at the Company's expense.

                  SECTION 3.5 Effect of Notice of Redemption.

                  Once notice of redemption is mailed, Securities called for redemption become due and payable on the Redemption Date and at the redemption price. Upon surrender to the Paying Agent, such Securities shall be paid at the redemption price plus accrued interest to the Redemption Date, but interest installments whose maturity is on or prior to such Redemption Date will be payable on the relevant Interest Payment Dates to the Holders of record at the close of business on the relevant record dates referred to in the Securities.

                  SECTION 3.6 Deposit of Redemption Price.

                  At least one Business Day prior to the Redemption Date, the Company shall deposit with the Paying Agent in immediately available funds money sufficient to pay the redemption price of and accrued interest on all Securities or portions thereof to be redeemed on the Redemption Date.

                  If any Security surrendered for redemption in the manner provided in the Securities shall not be so paid on the Redemption Date due to the failure of the Company or any Guarantor to deposit sufficient funds with the Paying Agent, interest will continue to accrue from the Redemption Date until such payment is made on the unpaid principal and, to the extent lawful, on any interest not paid on such unpaid principal, in each case at the date and in the manner provided in the Securities.

                  SECTION 3.7 Securities Redeemed in Part.

                  Upon surrender to the Paying Agent of a Security that is redeemed in part, the Company shall execute and the Trustee shall authenticate for the Holder a new Security (accompanied by a notation of Guarantee duly endorsed by the Guarantors) equal in principal amount to the unredeemed portion of the Security surrendered.

                                   ARTICLE IV

                                    COVENANTS

                  SECTION 4.1 Payment of Securities.

                  The Company shall pay the principal of and interest on the Securities on the dates and in the manner provided in the Securities and this Indenture.

                  An installment of principal or interest shall be considered paid on the date due if the Trustee or the Paying Agent holds on such date immediately available funds designated for and sufficient to pay such installment.

                  The Company shall pay interest on overdue principal and (to the extent permitted by law) on overdue installments of interest at a rate equal to 14% per annum.

                  SECTION 4.2 Maintenance of Office or Agency.

                  The Company shall maintain in the Borough of Manhattan, the City of New York, an office or agency, where Securities may be surrendered for registration of transfer or exchange or for presentation for payment and where notices and demands to or upon the Company in respect of the Securities and this Indenture may be served. The Company will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the address of the Trustee set forth in Section 11.2.

                  The Company may also from time to time designate one or more other offices or agencies where the Securities may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the Borough of Manhattan, the City of New York, for such purposes. The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

                  The Company hereby initially designates Fleet National Bank, c/o First Chicago Trust Company, 14 Wall Street, 8th Floor, Window No. 2, New York, New York 10005, as an agency of the Company in accordance with Section 2.3.

                  SECTION 4.3 Corporate Existence.

                  Subject to Article V, the Company shall do or cause to be done, at its own cost and expense, all things necessary to and will cause each of its Subsidiaries to, preserve and keep in full force and effect the corporate or partnership existence and rights (charter and statutory), licenses and/or franchises of the Company and each of its Subsidiaries; provided, however, that the Company or any of its Subsidiaries shall not be required to preserve any such rights, licenses or franchises if the Board of Directors of the Company shall reasonably determine that the preservation thereof is no longer desirable in the conduct of the business of the Company or such Subsidiary and the loss thereof is not adverse in any material respect to the Holders.

                  SECTION 4.4 Payment of Taxes and Other Claims.

                  The Company shall pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (a) all taxes, assessments and governmental charges levied or imposed upon its or its Subsidiaries' income, profits or property and (b) all lawful claims for labor, materials and supplies which, if unpaid, might by law become a Lien upon its property; provided, however, that the Company shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate negotiations or proceedings and for which disputed amounts adequate reserves (in the good faith judgment of the Board of Directors of the Company) have been made.

                  SECTION 4.5 Maintenance of Properties; Insurance; Books and Records; Compliance with Law.

                  (a) The Company shall, and shall cause each of its Subsidiaries to, at all times cause all properties used or useful in the conduct of its business to be maintained and kept in good condition, repair and working order (reasonable wear and tear excepted) and supplied with all necessary equipment, and shall cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereto.

                  (b) The Company and each of its Subsidiaries shall maintain insurance in such amounts and covering such risks as are usually and customarily carried with respect to similar facilities according to their respective locations.

                  (c) The Company shall and shall cause each of its Subsidiaries to keep proper books of record and account, in which full and correct entries shall be made of all financial transactions and the assets and business of the Company and each Subsidiary of the Company, in accordance with GAAP consistently applied to the Company and each of its Subsidiaries taken as a whole.

                  (d) The Company shall and shall cause each of its Subsidiaries to comply with all statutes, laws, ordinances, or government rules and regulations to which it is subject, non-compliance with which would materially adversely affect the business, prospects, earnings, properties, assets or condition (financial or otherwise) of the Company and its Subsidiaries taken as a whole.

                  SECTION 4.6  Guarantees.

                  The Company shall at all times ensure that the Guarantees shall remain in full force and effect and shall not be subordinated in right of payment to any Indebtedness of the Guarantors.

                  SECTION 4.7 Compliance Certificates.

                  (a) The Company and each Guarantor shall deliver to the Trustee, within 45 days after the end of each of the first three quarters of the Company's fiscal year, and within 90 days after the end of such fiscal year, Officers' Certificates of the Company and each Guarantor stating (i) that a review of the activities of the Company or such Guarantor, as the case may be, during the preceding fiscal quarter or year, as the case may be, has been made under the supervision of the signing Officers with a view to determining whether the Company or such Guarantor, as the case may be, has kept, observed, performed and fulfilled its obligations under this Indenture, and (ii) that, to the best knowledge of each Officer signing such certificate, the Company or such Guarantor, as the case may be, has kept, observed, performed and fulfilled each and every covenant contained in this Indenture and is not in default in the performance or observance of any of the terms, provisions and conditions hereof (or, if a Default or Event of Default shall have occurred, describing all such Defaults or Events of Default of which such Officers may have knowledge, their status and what action the Company or such Guarantor, as the case may be, is taking or proposes to take with respect thereto).

                  (b) So long as (and to the extent) not contrary to the then current recommendations of the American Institute of Certified Public Accountants, the annual financial statements delivered pursuant to Section 4.8 shall be accompanied by a written statement of the Company's independent public accountants that in making the examination necessary for certification of such annual financial statements nothing has come to their attention that would lead them to believe that the Company or any Guarantor has violated any provisions of
Section 4.10, 4.11, 4.12, 4.13, 4.14, 4.15, 4.16 or 4.17 of this Indenture or, if any such violation has occurred, specifying the nature and period of existence thereof, it being understood that such accountants shall not be liable directly or indirectly to any Person for any failure to obtain knowledge of any such violation.

                  (c) The Company and each Guarantor shall, so long as any of the Securities are outstanding, deliver to the Trustee, forthwith upon any Officer becoming aware of any Default or Event of Default, an Officers' Certificate specifying such Default or Event of Default and what action the Company is taking or proposes to take with respect thereto.

                  SECTION 4.8 Reports.

                  So long as any of the Securities are outstanding, whether or not the Company is subject to Section 13(a) or 15(d) of the Exchange Act, the Company shall file with the SEC the annual reports, quarterly reports and other documents which the Company would have been required to file with the SEC pursuant to such Sections 13(a) and 15(d) if the Company were so subject, such documents to be filed with the SEC on or prior to the respective dates (the "Required Filing Dates") by which the Company would have been required so to file such documents if the Company were so subject. The Company shall also in any event (x) within 15 days after each Required Filing Date (i) transmit by mail to all Holders, as their names and addresses appear in the register of Securities maintained by the Registrar, without cost to such Holders and (ii) file with the Trustee copies of the annual reports, quarterly reports and other documents which the Company would have been required to file with the SEC pursuant to Sections 13(a) and 15(d) of the Exchange Act if the Company were subject to such Sections and (y) if filing such documents by the Company with the SEC is not permitted under the Exchange Act, promptly upon written request supply copies of such documents to any prospective Holder. The Company and the Guarantors shall also comply with the other provisions of TIA Section 314(a).

                  SECTION 4.9 Further Assurance to the Trustee.

                  The Company and the Guarantors shall, upon request of the Trustee, execute and deliver such further instruments and do such further acts as may reasonably be necessary or proper to carry out more effectively the provisions of this Indenture.

                  SECTION 4.10 Limitation on Additional Indebtedness.

                  The Company shall not, and shall not permit any of its Subsidiaries to, Incur any Indebtedness (including Acquired
Indebtedness), except for the following:

                  (a) Indebtedness of the Company and the Guarantors under the Securities, the Guarantees and the Indenture;

                  (b) Indebtedness of the Company and the Guarantors outstanding (plus interest, premium, fees and other obligations associated therewith) pursuant to the Credit Facilities (or pursuant to letters of credit) not to exceed

         $40 million at any one time outstanding, less any Indebtedness thereunder repaid with the proceeds of an Asset Sale in accordance with
         Section 4.13;

                  (c) Indebtedness of the Company and Guarantors not otherwise referred to in this Section 4.10 outstanding on the Issue Date, including but not limited to, the Existing Notes;

                  (d) Indebtedness of the Company and the Guarantors if, immediately after giving pro forma effect to the incurrence thereof, the Fixed Charge Coverage Ratio of the Company would be greater than or equal to 3.0:1;

                  (e) Indebtedness of the Company and the Guarantors in respect of Interest Rate Protection Obligations incurred in the ordinary course of business;

                  (f) Indebtedness of a Subsidiary issued to and held by the Company or a Wholly-Owned Subsidiary or Indebtedness of the Company to a Wholly-Owned Subsidiary in respect of intercompany advances or transactions;

                  (g) Indebtedness of the Company and the Guarantors Incurred after the Issue Date in connection with or arising out of Capitalized Lease Obligations and purchase money Indebtedness not to exceed $5 million at any one time outstanding;

                  (h) Indebtedness of the Company and the Guarantors Incurred after the Issue Date in connection with the acquisition or licensing of technology and other assets relating to the implementation of new cell technology not to exceed $6 million at any one time outstanding; and

                  (i) any deferrals, renewals, extensions, replacements, refinancings, or refundings of, or amendments, modifications or supplements to, Indebtedness incurred under clauses (b) and (c) above, whether involving the same or any other lender or creditor or group of lenders or creditors, provided that any such deferrals, renewals, extensions, replacements, refinancings, refundings, amendments, modifications or supplements (i) shall not provide for any mandatory redemption, amortization or sinking fund requirement in an amount greater than or at a time prior to the amounts and times specified in the Indebtedness being deferred, renewed, extended, replaced, refinanced, refunded, amended, modified or supplemented, (ii) shall not exceed the principal amount (plus accrued interest and prepayment premium, if any) of the Indebtedness being replaced, renewed, refunded, refinanced or extended and (iii) shall be subordinated to the Securities at least to the extent and in the manner, if at all, that the Indebtedness being replaced, renewed, refunded, refinanced or extended is subordinate to the Securities.

                  The Company shall not, directly or indirectly, Incur any Indebtedness which by its terms (or by the terms of any agreement governing such Indebtedness) is subordinated to any other Indebtedness of the Company unless such Indebtedness is also by its terms (or by the terms of any agreement governing such Indebtedness) made expressly subordinated to the Securities to the same extent and in the same manner as such Indebtedness is subordinated to such other Indebtedness of the Company. The Guarantors shall not, directly or indirectly, in any event Incur any Indebtedness which by its terms (or by the terms of any agreement governing such Indebtedness) is subordinated to any other Indebtedness of such Guarantor unless such Indebtedness is also by its terms (or by the terms of any agreement governing such Indebtedness) made expressly subordinated to the Guarantee of the Securities by such Guarantor to the same extent and in the same manner as such Indebtedness is subordinated to such other Indebtedness of such Guarantor.

                  SECTION 4.11 Limitation on Liens.

                  The Company shall not, and shall not permit, cause or suffer any of its Subsidiaries to, create, incur, assume or suffer to exist any Lien of any kind upon any of its property or assets owned or acquired by the Company on or after the Issue Date, except for the following:

                  (a)      Liens existing as of the Issue Date;

                  (b)      Permitted Liens;

                  (c) Liens on the assets or property of a Subsidiary of the Company existing at the time such Subsidiary became a Subsidiary of the Company and not incurred as a result of (or in connection with or in anticipation of) such Subsidiary's becoming a Subsidiary of the Company; provided that such Liens do not extend to or cover any property or assets of the Company or any of its Subsidiaries (other than the property or assets of the Subsidiary so acquired);

                  (d) Liens on inventory, accounts, contract rights, documents, instruments and general intangibles in respect of the Credit Facilities (or letters of credit);

                  (e) any Lien securing Capitalized Lease Obligations and purchase money obligations; provided that such Capitalized Lease Obligations and purchase money obligations are incurred in compliance with Section 4.10; and provided, further that such Liens do not extend to or cover any property or assets owned by the Company or any of its Subsidiaries as of the Issue Date or extend to any property or assets other than the property or assets subject to such Capitalized Lease Obligations and purchase money obligations;

                  (f) Liens pursuant to leases and subleases of real property which do not interfere with the ordinary conduct of the business of the Company or any of its Subsidiaries and which are made on customary and usual terms applicable to similar properties;

                  (g) Liens securing Indebtedness which is incurred to refinance or replace Indebtedness which has been secured by a Lien permitted under this Indenture and is permitted to be refinanced or replaced under this Indenture; provided that such Liens do not extend to or cover any property or assets of the Company or any of its Subsidiaries not securing the Indebtedness so refinanced or replaced; and

                  (h) Liens securing reimbursement obligations under letters of credit but only in or upon the goods the purchase of which was financed by such letters of credit.

                  SECTION 4.12 Limitation on Restricted Payments.

                  (a) The Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, make any Restricted
Payment, unless:

                  (i) no Default or Event of Default shall have occurred and be continuing under this Indenture at the time of or after giving effect to such Restricted Payment; and

                  (ii) immediately after giving effect to such Restricted Payment, the aggregate of all Restricted Payments declared or made after the Issue Date through and including the date of such Restricted Payment (the "Base Period") does not exceed the sum of (1) 50% of the Company's Consolidated Net Income (or in the event such Consolidated Net Income shall be a deficit, minus 100% of such deficit) during the Base Period, and (2) 100% of the aggregate Net Proceeds and the Fair Market Value of marketable securities and property received by the Company from the issue or sale, during the

         Base Period of Capital Stock (other than Disqualified Stock) of the Company or any Indebtedness or other securities of the Company convertible into or exercisable or exchangeable for Capital Stock (other than Disqualified Stock) of the Company which has been so converted, exercised or exchanged, as the case may be. For purposes of determining under this clause (ii) the amount expended for Restricted Payments, cash distributed shall be valued at the face amount thereof and property other than cash shall be valued at its Fair Market Value.

                  (b) The provisions of clause (a) of this Section 4.12 shall not prohibit (i) the payment of any dividend within 60 days after the date of declaration thereof, if at such date of declaration such payment would comply with the provisions of this Indenture; (ii) the retirement of any shares of Capital Stock or subordinated Indebtedness of the Company in exchange for, by conversion into, or out of the Net Proceeds of the substantially concurrent sale (other than to a Subsidiary of the Company) of other shares of Capital Stock of the Company (other than Disqualified Stock); (iii) the redemption or retirement of subordinated Indebtedness of the Company in exchange for, by conversion into, or out of the Net Proceeds of the substantially concurrent incurrence of subordinated Indebtedness of the Company (other than any such subordinated Indebtedness owing to a Subsidiary of the Company) that is contractually subordinated in right of payment to the Securities and that is permitted to be incurred in accordance with Section 4.10; (iv) a management fee payable to Renco not to exceed $1.2 million in any one year; and (v) the making of payments by the Company to Renco (A) pursuant to a tax sharing arrangement between the Company and Renco (provided that the payments thereunder shall not exceed the amount the Company would have been required to pay for taxes on a stand-alone basis except that the Company will not have the benefit of any of its tax loss carry forwards) and (B) to reimburse Renco for out of pocket insurance payments made by Renco on behalf of the Company and its Subsidiaries.

                  In determining the amount of Restricted Payments permissible under clause (b) of this Section 4.12, amounts expended pursuant to clauses
(b)(i) and (b)(ii) of this Section 4.12 shall be included as Restricted Payments and amounts expended pursuant to clauses (b)(iii), (iv) and (v) of this Section
4.12 shall not be so included. For purposes of determining the amount expended for Restricted Payments, cash distributed or invested shall be valued at the face amount thereof and property other than cash shall be valued at its Fair Market Value.

                  SECTION 4.13  Limitation on Certain Sales
                                of Assets and Subsidiary Stock.

                  (a) The Company shall not, and shall not permit any of its Subsidiaries to, make any Asset Sale unless (i) such Asset Sale is for Fair Market Value, (ii) the net proceeds therefrom consist of at least 85% cash or Cash Equivalents and (iii) the Company shall commit to apply or to cause its Subsidiaries to apply the Net Cash Proceeds of such Asset Sale within 180 days of receipt thereof, and shall apply such Net Cash Proceeds within 270 days of receipt thereof, as follows:

                  (A) first, to satisfy all mandatory repayment obligations under the Credit Facilities arising by reason of such Asset Sale to the extent that such repayment permanently reduces the amount that may be borrowed under the Credit Facilities;

                  (B) second, to repurchase Existing Notes required to be repurchased pursuant to the indenture governing the Existing Notes; and

                  (C) third, out of any Net Cash Proceeds remaining after application of Net Cash Proceeds pursuant to the preceding paragraphs
         (A) and (B) (the "Available Amount"), the Company shall make an offer to purchase (the "Asset Sale Offer") from all Holders of Securities, up to a maximum principal amount (expressed as a multiple of $1,000) of Securities equal to the Available Amount at a purchase price of 100% of the principal amount thereof plus accrued and unpaid interest thereon, if any, to the date of purchase (the "Asset Sale Purchase Date"); provided that the Company will not be required to apply pursuant to this paragraph (C) Net Cash Proceeds received from any Asset Sale if, and only to the extent that, such Net Cash Proceeds are committed in writing to be applied to acquire or construct property or assets in lines of business related to the Company's and its Subsidiaries' businesses within 180 days after the consummation of such Asset Sale and are so applied within 270 days after the consummation of such Asset Sale; and provided, further, that the Company may defer the Asset Sale Offer until there is an aggregate unutilized Available Amount equal to or in excess of $2.5 million (at which time the entire unutilized Available Amount and not just the amount in excess of $2.5 million shall be applied as required pursuant to this Section 4.13).

                  (b) The Company shall provide the Trustee with written notice of the Asset Sale Offer at least 40 days before any notice of any Asset Sale Offer is mailed to Holders of the Securities (unless shorter notice is acceptable to the Trustee). Notice of an Asset Sale Offer shall be mailed by the Company to all Holders of Securities not less than 25 days nor more than 45 days before the Asset Sale Purchase Date at their last registered address with a copy to the Trustee and the Paying Agent. The Asset Sale Offer shall remain open from the time of mailing for at least 20 Business Days and until at least 4:00 p.m., New York City time, on the Business Day next preceding the Asset Sale Purchase Date. The notice, which shall govern the terms of the Asset Sale Offer, shall include such disclosures as are required by law and shall state:

                    (i) that the Asset Sale Offer is being made pursuant to this Section 4.13;

                  (ii) the purchase price (including the amount of accrued interest, if any) for each Security and the Asset Sale Purchase Date;

                  (iii) that any Security not tendered or accepted for payment will continue to accrue interest in accordance with the terms thereof;

                  (iv) that, unless the Company defaults on making the payment, any Security accepted for payment pursuant to the Asset Sale Offer shall cease to accrue interest after the Asset Sale Purchase Date;

                  (v) that Holders electing to have Securities purchased pursuant to an Asset Sale Offer will be required to surrender their Securities to the Paying Agent at the address specified in the notice prior to 4:00 p.m., New York City time, on the business day next preceding the Asset Sale Purchase Date and must complete any form letter of transmittal proposed by the Company and acceptable to the Trustee and the Paying Agent;

                  (vi) that Holders will be entitled to withdraw their election if the Paying Agent receives, not later than 4:00 p.m., New York City time, on the business day next preceding the Asset Sale Purchase Date, a tested telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of Securities the Holder delivered for purchase, the Security certificate number (if any) and a statement that such Holder is withdrawing his election to have such Securities purchased;

                  (vii) that if Securities in a principal amount in excess of the Available Amount are tendered pursuant to the Asset Sale Offer, the Company shall purchase Securities on a pro rata basis among the Securities tendered (with such adjustments as may be deemed appropriate by the Company so that only Securities in denominations of $1,000 or integral multiples of $1,000 shall be acquired);

                  (viii) that Holders whose Securities are purchased only in part will be issued new Securities equal in principal amount to the unpurchased portion of the Securities surrendered; and

                  (ix) the instructions that Holders must follow in order to tender their Securities.

                  On or before the Asset Sale Purchase Date, the Company shall
(i) accept for payment, on a pro rata basis among the Securities (subject to adjustment as contemplated by clause (vii) above), Securities or portions thereof tendered pursuant to the Asset Sale Offer, (ii) deposit with the Paying Agent on the Asset Sale Purchase Date money, in immediately available funds, in an amount sufficient to pay the purchase price of all Securities or portions thereof so tendered and accepted and (iii) deliver to the Trustee the Securities so accepted together with an Officers' Certificate setting forth the Securities or portions thereof tendered to and accepted for payment by the Company. The Paying Agent shall promptly mail or deliver to Holders of Securities so accepted payment in an amount equal to the purchase price, and the Trustee shall promptly authenticate and mail or deliver to such Holders a new Security equal in principal amount to any unpurchased portion of the Security surrendered. Any Securities not so accepted shall be promptly mailed or delivered by the Company to the Holder thereof. To the extent an Asset Sale Offer is not fully subscribed to by the Holders, the Company may retain (free and clear of the Lien of this Indenture) any unutilized portion of the Available Amount. The Paying Agent shall promptly deliver to the Company the balance of any such moneys held by the Paying Agent after payment to the holders of Securities as aforesaid.

                  The Company shall comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Securities pursuant to the Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with provisions of this Section 4.13, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this
Section 4.13 by virtue thereof.

                  (c) No transaction or action otherwise permitted under this
Section 4.13 shall occur until the Trustee shall have received an Officers' Certificate and an Opinion of Counsel as to (i) the Company's compliance with this Section 4.13 and (ii) the fulfillment of all conditions precedent to such transaction or action.

                  SECTION 4.14  Limitation on Transactions with
                                Affiliates.

                  The Company shall not, and the Company shall not permit, cause, or suffer any Subsidiary of the Company to, conduct any business or enter into any transaction or series of transactions with or for the benefit of any Affiliate of the Company or any of its Subsidiaries or any holder of 10% or more of any class of Capital Stock of the Company (each an "Affiliate Transaction"), except in good faith and on terms that are, in the aggregate, no less favorable to the Company or such Subsidiary, as the case may be, than those that could have been obtained in a comparable transaction on an arm's-length basis from a Person not an Affiliate of the Company or such Subsidiary. All Affiliate Transactions (and each series of related Affiliate Transactions which are similar or part of a common plan) involving aggregate payments or other market value in excess of $500,000 shall be approved by the Board of Directors of the Company, such approval to be evidenced by a Board Resolution stating that such Board of Directors has, in good faith, determined that such transaction complies with the foregoing provisions of this Section 4.14. Notwithstanding the foregoing, the restrictions set forth in this Section 4.14 shall not apply to
(i) customary directors' fees, consulting fees, indemnification and similar arrangements, and employee salaries and bonuses, (ii) transactions between the Company and any of its Subsidiaries or among Subsidiaries of the Company, (iii) the payment of a management fee to Renco and (iv) the making of payments by the Company to Renco pursuant to Section 4.12(b)(v).

                  SECTION 4.15 Change of Control.

                  In the event of a Change of Control (the date of such occurrence being the "Change of Control Date"), the Company shall notify the Trustee and the Holders of Securities in writing of such occurrence and shall make an offer to purchase (the "Change of Control Offer"), on a Business Day (the "Change of Control Payment Date") not later than 60 days following the Change of Control Date, all Securities then outstanding at a purchase price equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, to the Change of Control Payment Date.

                  Notice of a Change of Control Offer shall be mailed by the Company not less than 30 days nor more than 45 days before the Change of Control Payment Date to the holders of Securities at their last registered addresses with a copy to the Trustee and the Paying Agent. The Change of Control Offer shall remain open from the time of mailing for at least 20 Business Days and until 5:00 p.m., New York City time, on the Business Day next preceding the Change of Control Payment Date. The notice, which shall govern the terms of the Change of Control Offer, shall include such disclosures as are required by law and shall state:

                  (a) that a Change of Control Offer is being made pursuant to this Section 4.15 and that all Securities will be accepted for payment;

                  (b) the purchase price (including the amount of accrued interest, if any) for each Security and the Change of Control Payment Date;

                  (c) that any Security not tendered for payment will continue to accrue interest in accordance with the terms thereof;

                  (d) that, unless the Company defaults on making the payment, any Security accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest after the Change of Control Payment Date;

                  (e) that Holders electing to have Securities purchased pursuant to a Change of Control Offer will be required to surrender their Securities to the Paying Agent at the address specified in the notice prior to 5:00 p.m., New York City time, on the business day next preceding the Change of Control Payment Date and must complete any form letter of transmittal proposed by the Company and acceptable to the Trustee and the Paying Agent;

                  (f) that Holders of Securities will be entitled to withdraw their election if the Paying Agent receives, not later than 4:00 p.m., New York City time, on the business day next preceding the Change of Control Payment Date, a tested telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of Securities the Holder delivered for purchase, the Security certificate number (if any) and a statement that such Holder is withdrawing his election to have such Securities purchased;

                  (g) that Holders whose Securities are purchased only in part will be issued Securities equal in principal amount to the unpurchased portion of the Securities surrendered;

                  (h) the instructions that Holders must follow in order to tender their Securities; and

                  (i) the circumstances and relevant facts regarding such Change of Control (including, but not limited to, information with respect to pro forma historical financial information after giving effect to such Change of Control, information regarding the Persons acquiring control and such Persons' business plans going forward).

                  On the Change of Control Payment Date, the Company shall (i) accept for payment Securities or portions thereof tendered pursuant to the Change of Control Offer, (ii) deposit with the Paying Agent money sufficient to pay the purchase price of all Securities or portions thereof so tendered and accepted and (iii) deliver to the Trustee the Securities so accepted together with an Officers' Certificate setting forth the Securities or portions thereof tendered to and accepted for payment by the Company. The Paying Agent shall promptly mail or deliver to the Holders of Securities so accepted payment in an amount equal to the purchase price, and the Trustee shall promptly authenticate and mail or deliver to such Holders a new Security equal in principal amount to any unpurchased portion of the Security surrendered. Any Securities not so accepted shall be promptly mailed or delivered by the Company to the Holder thereof.

                  The Company shall comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act, and any other securities laws or regulations in connection with the repurchase of Securities pursuant to a Change of Control Offer. To the extent that the provisions of any securities laws or regulations conflict with provisions of this Section 4.15, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section 4.15 by virtue thereof.

                  SECTION 4.16  Limitation on Dividends and Other
                                Payment Restrictions Affecting
                                Subsidiaries.

                  The Company shall not, and shall not permit any Subsidiary of the Company to, directly or indirectly, create or otherwise cause or suffer to exist or become effective or enter into any agreement with any Person that would cause or create any consensual encumbrance or restriction of any kind on the ability of any Subsidiary of the Company to (a) pay dividends, in cash or otherwise, or make any other distributions on its Capital Stock or any other interest or participation in, or measured by, its profits owned by the Company or a Subsidiary of the Company, (b) make any loans or advances to, or pay any Indebtedness owed to, the Company or any Subsidiary of the Company or (c) transfer any of its properties or assets to the Company or to any Subsidiary of the Company, except, in each case, for such encumbrances or restrictions existing under or contemplated by or by reason of (i) the Securities or this Indenture, (ii) any restrictions existing under or contemplated by agreements in effect on the Issue Date, including, without limitation, restrictions under the Credit Facilities as in effect on the Issue Date, (iii) any restrictions, with respect to a Subsidiary of the Company that is not a Subsidiary of the Company on the Issue Date, in existence at the time such Person becomes a Subsidiary of the Company (but not created in contemplation of such Person becoming a Subsidiary) or created after the Issue Date, so long as such restrictions are not materially less favorable to the holders of the Securities than those under the Credit Facilities as in effect on the Issue Date, and (iv) any restrictions existing under any agreement that refinances or replaces an agreement containing a restriction permitted by clause (i), (ii) or (iii) above; provided that the terms and conditions of any such restrictions are not materially less favorable in the aggregate to the holders of the Securities than those under or pursuant to the agreement being replaced or the agreement evidencing the Indebtedness refinanced or replaced.

                  SECTION 4.17 Limitation on Issuance of Preferred Stock by Subsidiaries.

                  The Company shall not cause or permit any Subsidiary of the Company to issue any Capital Stock other than Common Stock or to have outstanding at any time any shares of Capital Stock other than Common Stock, except issuances of Capital Stock to the Company or a Wholly-Owned Subsidiary of the Company that is a Guarantor; provided, however, that the Company or such Wholly-Owned Subsidiary of the Company, as the case may be, is at all times the sole beneficial and record owner of such Capital Stock.

                  SECTION 4.18  Special Covenants of Each Guarantor.

                  Each Guarantor shall comply with each of the covenants contained in this Indenture that impose restrictions or obligations on such Guarantor (by virtue of being a Guarantor or otherwise) notwithstanding that the text of such covenant is worded as a restriction on or obligation of the Company with respect to such Guarantor.

                  SECTION 4.19 Additional Guarantors.

                  If the Company or any of its Subsidiaries shall transfer or cause to be transferred, in one or a series of related transactions, any assets, businesses, divisions, real property or equipment having a book value in excess of $100,000 to any Subsidiary that is not a Guarantor the Company shall, prior to such transfer, (1) cause such transferee Subsidiary to become a Guarantor, execute a Guarantee and agree to be bound by the terms of this Indenture, and
(2) deliver an Opinion of Counsel to the effect that such Guarantee has been duly authorized and executed by such transferee Subsidiary and constitutes the legal, valid, binding and enforceable obligation of such transferee Subsidiary (subject to such customary exceptions concerning creditors' rights and equitable principles as may be acceptable to the Trustee in its discretion).

                  SECTION 4.20 Limitation on Investments, Loans
                               and Advances.

                  The Company shall not make and shall not permit any of its Subsidiaries to make any capital contributions, advances or loans to (including any guarantees of loans to), or investments or purchases of Capital Stock in, any Person (collectively, "Investments"), except: (i) Investments by the Company in any Wholly-Owned Subsidiary and Investments in or to the Company or a Subsidiary by any Subsidiary; (ii) Investments represented by accounts receivable created or acquired in the ordinary course of business; (iii) advances to employees in the ordinary course of business not to exceed an aggregate of $250,000 outstanding at any one time; (iv) Investments under or pursuant to Interest Rate Protection Obligations; (v) Cash Equivalents; (vi) Investments in joint ventures not to exceed $10 million in the aggregate; and
(vii) Investments permitted to be made pursuant to Section 4.12.

                  SECTION 4.21  Limitation on Sale-Leaseback
                                Transactions.

                  The Company shall not, and shall not permit any of its Subsidiaries to, enter into any Sale-Leaseback Transaction. Notwithstanding the foregoing, the Company and its Subsidiaries may enter into Sale-Leaseback Transactions if (i) after giving pro forma effect to any such Sale-Leaseback Transaction, the Company shall be in compliance with Section 4.10, (ii) the sale price in such Sale-Leaseback Transaction is at least equal to the Fair Market Value of such property, and (iii) the Company or such

Subsidiary shall apply the Net Cash Proceeds of the sale as provided pursuant to
Section 4.13, to the extent required.

                  SECTION 4.22  Waiver of Stay, Extension
                                or Usury Laws.

                  Each of the Company and each Guarantor covenants (to the extent permitted by law) that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law that would prohibit or forgive the Company or any Guarantor from paying all or any portion of the principal of or interest on the Securities as contemplated herein, wherever enacted, now or at any time hereafter in force, or that may affect the covenants or the performance of this Indenture; and (to the extent permitted by law) each of the Company and each Guarantor hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

                                    ARTICLE V

                              SUCCESSOR CORPORATION

                  SECTION 5.1 When Company May Merge, Etc.

                  Neither the Company nor any Guarantor shall consolidate with or merge with or into or sell, assign, convey, lease or transfer all or substantially all of its properties and assets as an entirety to any Person or group of affiliated Persons in a single transaction or through a series of transactions, unless, after giving effect thereto:

                  (a) the Company or such Guarantor, as the case may be, shall be the continuing Person or the resulting, surviving or transferee Person (the "surviving entity") shall be a corporation organized and existing under the laws of the United States or any State thereof or the District of Columbia;

                  (b) the surviving entity shall expressly assume, by a supplemental indenture executed and delivered to the Trustee, in form and substance reasonably satisfactory to the Trustee, all of the obligations of the Company or such Guarantor, as the case may be, under the Securities, the Guarantees and this Indenture;

                  (c) immediately before and immediately after giving effect to such transaction or series of transactions (including, without limitation, any Indebtedness incurred or anticipated to be incurred in connection with or in respect of such transaction or series of transactions), no Default or Event of Default shall have occurred and be continuing;

                  (d) the Company, such Guarantor or the surviving entity, as the case may be, shall immediately before and immediately after giving effect to such transaction or series of transactions (including, without limitation, any Indebtedness incurred or anticipated to be incurred in connection with or in respect of the transaction or series of transactions) have a Consolidated Net Worth equal to or greater than the Consolidated Net Worth of the Company or such Guarantor immediately prior to such transaction or series of transactions;

                  (e) immediately after giving effect to such transaction or series of transactions, the Company, such Guarantor or the surviving entity, as the case may be, could incur $1.00 of Indebtedness pursuant to clause (d) of Section 4.10;

                  (f) the Company, such Guarantor or the surviving entity shall have delivered to the Trustee an Officer's Certificate stating that such consolidation, merger, conveyance, transfer or lease and, if a supplemental indenture is required in connection with such transaction or series of transactions, such supplemental indenture complies with this Section 5.1 and that all conditions precedent in the Indenture relating to the transaction or series of transactions have been satisfied; and

                  (g) neither the Company nor any Subsidiary would thereupon become obligated with respect to any Indebtedness, nor any of its property become subject to any Lien, unless the Company or such Subsidiary could incur such Indebtedness or create such Lien under the Indenture.

                  The foregoing provisions shall not be applicable with respect to a transaction involving the consolidation or merger of a Guarantor with or into any Person (other than the Company or an Affiliate of the Company) that results in such Guarantor being released from its Guarantee as provided pursuant to Section 10.3.

                  SECTION 5.2 Successor Entity Substituted.

                  Upon any consolidation, merger or any transfer of all or substantially all of the assets of the Company in accordance with Section 5.1, the surviving entity formed by such consolidation or into which the Company is merged or to which such transfer is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such surviving entity had been named as the Company herein.

                                   ARTICLE VI

                              DEFAULT AND REMEDIES

                  SECTION 6.1 Events of Default.

                  (a) An "Event of Default" occurs if:

                  (i) the Company defaults in the payment of interest on the Securities when the same becomes due and payable and any such default continues for a period of 30 days; or

                  (ii) the Company defaults in the payment of the principal of, or premium, if any, on, the Securities when due (including by reason of a default in payment upon an offer to purchase); or

                  (iii) the Company or any Guarantor defaults in the performance of, or breaches, any covenant contained in this Indenture (other than defaults specified in clause (i) or (ii) above), and such default or breach continues for a period of 30 days after written notice thereof has been given to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in aggregate principal amount of the outstanding Securities; or

                  (iv) the Company or any of its Subsidiaries fails to perform any term, covenant, condition or provision of one or more classes or issues of other Indebtedness in an aggregate principal amount of $2,000,000 or more, which failure results in an acceleration of the maturity thereof; or

                  (v) one or more judgments, orders or decrees for the payment of money in excess of $2,000,000, either individually or in an aggregate amount, shall be entered against the Company, any of its Subsidiaries or any of their respective properties and shall not be discharged, and there shall have been a period of 60 days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or

                  (vi) any Guarantee shall be found to be unenforceable or invalid by any final judgment, order or decree of any court; or

                  (vii) the Company or any Guarantor pursuant to or within the meaning of any Bankruptcy Law:

                           (A) commences a voluntary case or proceeding,

                           (B) consents to the entry of an order for relief
                  against it in an involuntary case or proceeding,

                           (C) consents to the appointment of a Custodian of it
                  or for all or substantially all of its property,

                           (D) makes a general assignment for the benefit of its
                  creditors or

                           (E) shall generally not pay its debts when such debts
                  become due or shall admit in writing its inability to pay its debts generally; or

                  (viii) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

                           (A) is for relief against the Company or any
                  Guarantor in an involuntary case or proceeding,

                           (B) appoints a Custodian of the Company or any
                  Guarantor for all or substantially all of its properties, or

                           (C) orders the liquidation of the Company or any
                  Guarantor,


         and in each case the order or decree remains unstayed and in effect for 60 days; provided, however, that if the entry of such order or decree is appealed and dismissed on appeal then the Event of Default hereunder by reason of the entry of such order or decree shall be deemed to have been cured.

                  (b) For purposes of this Section 6.1, the term "Custodian" means any receiver, trustee, assignee, liquidator, sequestrator or similar official charged with maintaining possession or control over property for one or more creditors.

                  (c) Subject to the provisions of Sections 7.1 and 7.2, the Trustee shall not be charged with knowledge of any Event of Default unless written notice thereof shall have been given to a Trust Officer at the corporate trust office of the Trustee by the Company or any other Person.

                  SECTION 6.2 Acceleration.

                  If an Event of Default (other than an Event of Default specified in Section 6.1(a)(vii) or (viii) with respect to the Company or any Guarantor) occurs and is continuing, the Holders of at least 25% in aggregate principal amount of the outstanding Securities may, by written notice to the Company and the Trustee, and the Trustee upon the written request of the Holders of not less than 25% in aggregate principal amount of the outstanding Securities, shall declare the principal of, premium, if any, and accrued interest on all the Securities to be due and payable immediately. Upon any such declaration such amounts shall become due and payable immediately. If an Event of Default specified in Section 6.1(a)(vii) or (viii) with respect to the Company or any Guarantor occurs and is continuing, then the principal of, premium, if any, and accrued interest on all the Securities shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder. The Holders of a majority in aggregate principal amount of outstanding Securities may, by written notice to the Trustee, rescind such declaration of acceleration if all existing Events of Default have been cured or waived, other than the non-payment of principal of, premium, if any, and accrued interest on the Securities that have become due solely as a result of such acceleration and if the rescission of acceleration would not conflict with any judgment or decree. No such rescission shall affect any subsequent default or impair any right consequent thereto.

                  SECTION 6.3 Other Remedies.

                  If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy by proceeding at law or in equity to collect the payment of principal of, premium, if any, or interest on the Securities or to enforce the performance of any provision of the Securities or this Indenture.

                  All rights of action and claims under this Indenture or the Securities may be enforced by the Trustee even if the Trustee does not possess any of the Securities or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Securityholder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative to the extent permitted by law.

                  SECTION 6.4 Waiver of Past Default.

                  Subject to Sections 6.7 and 9.2, the Holders of, in the aggregate, at least a majority in aggregate principal amount of the outstanding Securities by notice to the Trustee may waive an existing Default or Event of Default and its consequences, except a Default specified in Section 6.1(a)(i) or
(ii) or in respect of any provision hereof which cannot be modified or amended without the consent of the Holder so affected pursuant to Section 9.2. When a Default or Event of Default is so waived, it shall be deemed cured and ceases.

                  SECTION 6.5 Control by Majority.

                  The Holders of at least a majority in aggregate principal amount of the outstanding Securities may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on it; provided, however, that the Trustee may refuse to follow any direction that (i) conflicts with law or this Indenture,
(ii) the Trustee determines may be unduly prejudicial to the rights of another Securityholder, or (iii) may involve the Trustee in personal liability unless the Trustee has asked for and received indemnification reasonably satisfactory to it in its sole discretion against any loss or expense caused by its following such direction; and provided, further, that the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction.

                  SECTION 6.6 Limitation on Suits.

                  A Securityholder may not pursue any remedy with respect to this Indenture or the Securities unless:

                  (a) the Holder or Holders give to the Trustee written notice of a continuing Event of Default;

                  (b) the Holders of at least 25% in aggregate principal amount of the outstanding Securities make a written request to the Trustee to pursue a remedy;

                  (c) such Holder or Holders offer and, if requested, provide to the Trustee indemnity reasonably satisfactory to the Trustee against any loss, liability or expense;

                  (d) the Trustee does not comply with the request within 15 days after receipt of the request and the offer and, if requested, provision of indemnity by the Holders; and

                  (e) during such 15-day period the Holders of a majority in aggregate principal amount of the outstanding Securities do not give the Trustee a written direction inconsistent with the request.

                  The foregoing limitations shall not apply to a suit instituted by a Holder for the enforcement of the payment of principal of, premium, if any, or accrued interest on such Security on or after the respective due dates set forth in such Security.

                  A Securityholder may not use this Indenture to prejudice the rights of another Securityholder or to obtain a preference or priority over such other Securityholder.

                  SECTION 6.7 Rights of Holders To Receive Payment.

                  Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of principal of, premium, if any, and interest on a Security, on or after the respective due dates expressed in the Security, or to bring suit for the enforcement of any such payment on or after such respective dates, is absolute and unconditional and shall not be impaired or affected without the consent of such Holder.

                  SECTION 6.8 Collection Suit by Trustee.

                  If an Event of Default specified in Section 6.1(a)(i) or (ii) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company, the Guarantors or any other obligor on the Securities for the whole amount of principal and accrued interest remaining unpaid, together with interest overdue on principal and, to the extent that payment of such interest is lawful, interest on overdue installments of interest, in each case at the Interest Rate and such further amount as shall be sufficient to cover the costs and expenses of collection, including all sums due and owing to the Trustee pursuant to Section 7.7 hereof.

                  SECTION 6.9 Trustee May File Proofs of Claim.

                  The Trustee shall be entitled and empowered to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee

(including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Securityholders allowed in any judicial proceedings relative to the Company, the Subsidiaries of the Company or any Guarantor (or any other obligor upon the Securities), their respective creditors or property and shall be entitled and empowered to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same, and any Custodian in any such judicial proceedings is hereby authorized by each Securityholder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Securityholders, to pay to the Trustee any amounts due the Trustee under Section 7.7. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Securityholder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Securityholder in any such proceeding.

                  SECTION 6.10 Priorities.

                  If the Trustee collects any money pursuant to this Article VI, it shall pay out such money in the following order:

                  First: to the Trustee for amounts due under Section 7.7;

                  Second: to Holders for interest accrued on the Securities, ratably, without preference or priority of any kind, according to the amounts due and payable on the Securities for interest;

                  Third: to Holders for principal amounts owing under the Securities, ratably, without preference or priority of any kind, according to the amounts due and payable on the Securities for principal; and

                  Fourth: to the Company or, to the extent the Trustee collects any amount pursuant to Article X from any Guarantor, to such Guarantor.

                  The Trustee, upon prior written notice to the Company, may fix a record date and payment date for any payment to Securityholders pursuant to this Section 6.10.

                  SECTION 6.11 Undertaking for Costs.

                  In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.7, or a suit by Holders of more than 10% in aggregate principal amount of the outstanding Securities.

                                   ARTICLE VII

                                     TRUSTEE

                  SECTION 7.1 Duties of Trustee.

                  (a) If a Trust Officer of the Trustee has received written notice that an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of his own affairs.

                  (b) Except during the continuance of an Event of Default actually known to the Trustee:

                  (i) The Trustee need perform only those duties as are specifically set forth in this Indenture and no others and no implied covenants or obligations shall be read into this Indenture against the Trustee.

                  (ii) In the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall examine such certificates and opinions to determine whether or not they conform to the requirements of this Indenture but need not verify the contents thereof.

                  (c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

                  (i) This paragraph does not limit the effect of paragraph (b) of this Section 7.1.

                  (ii) The Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts.

                  (iii) The Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.5.

                  (d) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers if it shall have reasonable grounds for believing that repayment of such funds or reasonable indemnity against such risk or liability is not reasonably assured to it.

                  (e) Every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b), (c), (d), (f) and (g) of this
Section 7.1.

                  (f) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company or any Guarantor. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

                  (g) The Trustee may refuse to perform any duty or exercise any right or power unless it is provided adequate funds to enable it to do so and it receives indemnity reasonably satisfactory to it against any loss, liability, fee or expense.

                  SECTION 7.2 Rights of Trustee.

                  Subject to Section 7.1:

                  (a) The Trustee may rely and shall be protected in acting or refraining from acting upon any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company or any Guarantor, personally or by agent or attorney.

                  (b) Before the Trustee acts or refrains from acting with respect to any matter contemplated by this Indenture, it may require an Officers' Certificate or an Opinion of Counsel, which shall conform to the provisions of Section 11.5. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such certificate or opinion.

                  (c) The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent (other than the negligence or willful misconduct of an agent who is an employee of the Trustee) appointed with due care.

                  (d) The Trustee shall not be liable for any action it takes or omits to take in good faith which it reasonably believes to be authorized or within its rights or powers, provided that the Trustee's conduct does not constitute negligence or bad faith.

                  (e) Before taking or refraining from taking any action, the Trustee may consult with counsel and the advice or opinion of such counsel as to matters of law shall be full and complete authorization and protection from liability in respect of any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

                  SECTION 7.3 Individual Rights of Trustee.

                  The Trustee in its individual capacity or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Company, any Guarantor or their respective Subsidiaries and Affiliates with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights. However, the Trustee is subject to Sections 7.10 and 7.11.

                  SECTION 7.4 Trustee's Disclaimer.

                  The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture, the Securities or the Guarantees and it shall not be accountable for the Company's or any Guarantor's use of the proceeds from the issuance of the Securities, and it shall not be responsible for any statement of the Company or any Guarantor in this Indenture, the Guarantee or any document issued in connection with the sale of Securities or any statement in the Securities other than the Trustee's certificate of authentication.

                  SECTION 7.5 Notice of Defaults.

                  If a Default or an Event of Default with respect to the Securities occurs and is continuing and is known to the Trustee, the Trustee shall mail to each Securityholder notice of the Default or Event of Default within 90 days after the occurrence thereof. Except in the case of a Default or an Event of Default in payment of principal of or interest on any Security, the Trustee may withhold the notice to the Securityholders if a committee of its Trust Officers in good faith determines that withholding the notice is in the interest of Securityholders.

                  SECTION 7.6 Reports by Trustee to Holders.

                  To the extent required by TIA Section 313(a), within 60 days after each May 15 commencing with May 15, 1997 and for as long as there are Securities outstanding hereunder, the Trustee shall mail to each Securityholder the Company's brief report dated as of such date that complies with TIA Section 313(a). The Trustee also shall comply with TIA Section 313(b) and TIA Section 313(c) and (d). A copy of such report at the time of its mailing to Securityholders shall be filed with the SEC, if required, and each stock exchange, if any, on which the Securities are listed.

                  The Company shall promptly notify the Trustee if the Securities become listed on any stock exchange, and the Trustee shall comply with TIA Section 313(d).

                  SECTION 7.7 Compensation and Indemnity.

                  The Company and the Guarantors shall pay to the Trustee, the Paying Agent and the Registrar from time to time reasonable compensation for their respective services rendered hereunder. The Trustee's, the Paying Agent's and the Registrar's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company and the Guarantors shall reimburse the Trustee, the Paying Agent and the Registrar upon request for all reasonable out-of-pocket disbursements, expenses and advances (including fees and expenses of counsel) incurred or made by each of them in addition to the compensation for their respective services. Such expenses shall include the reasonable compensation, out-of-pocket disbursements and expenses of the Trustee's, the Paying Agent's and the Registrar's agents and counsel.

                  The Company and the Guarantors shall indemnify the Trustee, the Paying Agent and the Registrar for, and hold each of them harmless against, any claim, demand, expense (including but not limited to attorneys' fees and expenses), loss or liability incurred by each of them arising out of or in connection with the administration of this Indenture and their respective duties hereunder. Each of the Trustee, the Paying Agent and the Registrar shall notify the Company and the Guarantors promptly of any claim asserted against it for which it may seek indemnity. However, failure by the Trustee, the Paying Agent or the Registrar to so notify the Company and the Guarantors shall not relieve the Company or any Guarantor of its obligations hereunder. The Company and the Guarantors need not reimburse any expense or indemnify against any loss or liability incurred by the Trustee, the Paying Agent or the Registrar through the Trustee's, the Paying Agent's or the Registrar's, as the case may be, own willful misconduct, negligence or bad faith.

                  To secure the Company's and the Guarantors' payment obligations in this Section 7.7, each of the Trustee, the Paying Agent and the Registrar shall have a lien prior to the Securities on all money or property held or collected by it, in its capacity as Trustee, Paying Agent or Registrar, as the case may be, except money or property held in trust to pay principal of or interest on particular Securities. Such lien and indemnity shall survive the satisfaction, discharge and termination of this Indenture, including the termination or rejection hereof in any bankruptcy proceeding.

                  When any of the Trustee, the Paying Agent and the Registrar incurs expenses or renders services after an Event of Default specified in
Section 6.1(a)(vii) or (viii) occurs, the expenses and the compensation for the services are intended to constitute expenses of administration under any Bankruptcy Law.

                  SECTION 7.8 Replacement of Trustee.

                  The Trustee may resign at any time by so notifying the Company and the Guarantors in writing, such resignation to be effective upon the appointment of a successor Trustee. The Holders of a majority in principal amount of the outstanding

Securities may remove the Trustee by so notifying the Trustee in writing and may appoint a successor Trustee with the Company's consent, which consent shall not be unreasonably withheld. The Company may remove the Trustee if:

                  (a) the Trustee fails to comply with Section 7.10;

                  (b) the Trustee is adjudged a bankrupt or an insolvent;

                  (c) a receiver or other public officer takes charge of the Trustee or its property; or

                  (d) the Trustee becomes incapable of acting.

                  If the Trustee resigns or is removed or if a vacancy exists in the office of the Trustee for any reason (the Trustee in such event being referred to herein as the retiring Trustee), the Company and the Guarantors shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the Securities may appoint a successor Trustee to replace the successor Trustee appointed by the Company.

                  A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Immediately after that, the retiring Trustee shall transfer all property held by it as Trustee to the successor Trustee (subject to the lien provided in Section 7.7), the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. A successor Trustee shall mail notice of its succession to each Securityholder.

                  If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holders of at least 25% in principal amount of the outstanding Securities may petition any court of competent jurisdiction for the appointment of a successor Trustee.

                  If the Trustee fails to comply with Section 7.10, any Securityholder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

                  Notwithstanding replacement of the Trustee pursuant to this
Section 7.8, the Company's and the Guarantors' obligations under Section 7.7 shall continue for the benefit of the retiring Trustee.

                  SECTION 7.9 Successor Trustee by Merger, Etc.

                  If the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation or national banking association, the resulting, surviving or transferee corporation or national banking association without any further act shall be the successor Trustee, provided such corporation shall be otherwise qualified and eligible under this Article VII.

                  SECTION 7.10 Eligibility; Disqualification.

                  This Indenture shall always have a Trustee who satisfies the requirements of TIA Section 310(a)(1), (2) and (5). The Trustee shall have a combined capital and surplus of at least $100,000,000 as set forth in its most recent published annual report of condition. The Trustee shall comply with TIA
Section 310(b); provided, however, that there shall be excluded from the operation of TIA Section 310(b)(1) any indenture or indentures under which other securities, or certificates of interest or participation in other securities, of the Company are outstanding if the requirements for such exclusion set forth in TIA Section 310(b)(1) are met. The provisions of TIA Section 310 shall apply to the Company, as obligor of the Securities.

                  SECTION 7.11 Preferential Collection of Claims Against
                               Company.

                  The Trustee shall comply with TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated therein. The provisions of TIA Section 311 shall apply to the Company and each Guarantor, as obligors on the Securities.

                                  ARTICLE VIII

                       DISCHARGE OF INDENTURE; DEFEASANCE

                  SECTION 8.1 Termination of Company's Obligations.

                  The Company may terminate its obligations under the Securities and this Indenture, and the obligations of the Guarantors shall terminate, except those obligations referred to in the penultimate paragraph of this
Section 8.1, if all Securities previously authenticated and delivered (other than destroyed, lost or stolen Securities which have been replaced or paid and Securities for whose payment money has heretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust) have been delivered to the Trustee for cancellation and the Company has paid all sums payable by it hereunder, or if:

                  (a) pursuant to Article III, the Company shall have given notice to the Trustee and mailed a notice of redemption to each Holder of the redemption of all of the Securities under arrangements satisfactory to the Trustee for the giving of such notice;

                  (b) the Company shall have irrevocably deposited or caused to be deposited with the Trustee or a trustee satisfactory to the Trustee, under the terms of an irrevocable trust agreement in form and substance satisfactory to the Trustee, as trust funds in trust solely for the benefit of the Holders for that purpose, money or direct non-callable obligations of, or non-callable obligations guaranteed by, the United States of America for the payment of which guarantee or obligation the full faith and credit of the United States is pledged ("U.S. Government Obligations") maturing as to principal and interest in such amounts and at such times as are sufficient without consideration of any reinvestment of such interest, to pay principal of and interest on the outstanding Securities to redemption as certified to the Trustee by a nationally recognized firm of independent public accountants designated by the Company, provided that the Trustee shall have been irrevocably instructed to apply such money or the proceeds of such U.S. Government Obligations to the payment of said principal and interest with respect to the Securities; and

                  (c) the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent providing for the termination of the Company's and the Guarantors' obligation under the Securities and this Indenture have been complied with.

                  Notwithstanding the foregoing paragraph, the Company's obligations and to the extent applicable, the Guarantor's obligations in Sections 2.5, 2.6, 2.7, 2.8, 4.1, 4.2, 7.7, 7.8, 8.4, 8.5 and 10.1 shall survive until the Securities are no longer outstanding. After the Securities are no longer outstanding, the Company's obligations and to the extent applicable, the Guarantor's obligations in Sections 7.7, 8.4 and 8.5 shall survive.

                  After such delivery or irrevocable deposit the Trustee upon request shall acknowledge in writing the discharge of the Company's and the Guarantors' obligations under the Securities and this Indenture except for those surviving obligations specified above.

                  SECTION 8.2 Legal Defeasance and Covenant Defeasance.

                  (a) The Company may, at its option by Board Resolution, at any time, with respect to the Securities, elect to have either paragraph (b) or paragraph (c) below be applied to the outstanding Securities upon compliance with the conditions set forth in paragraph (d).

                  (b) Upon the Company's exercise under paragraph (a) of the option applicable to this paragraph (b), the Company shall be deemed to have been released and discharged from its obligations with respect to the outstanding Securities on the date the conditions set forth below are satisfied (hereinafter, "legal defeasance"). For this purpose, such legal defeasance means that the Company shall be deemed to have paid and discharged the entire indebtedness represented by the outstanding Securities, which shall thereafter be deemed to be "outstanding" only for the purposes of paragraph (e) below and the other Sections of and matters under this Indenture referred to in (i) and
(ii) below, and to have satisfied all its other obligations under such Securities and this Indenture insofar as such Securities are concerned (and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following which shall survive until otherwise terminated or discharged hereunder: (i) the rights of Holders of outstanding Securities to receive solely from the trust fund described in paragraph (d) below and as more fully set forth in such paragraph, payments in respect of the principal of and interest on such Securities when such payments are due, (ii) the Company's obligations and to the extent applicable, the Guarantor's obligations with respect to such Securities under Sections 2.5, 2.6, 2.7, 2.8, 4.2, 7.7, 7.8, 8.4 and 8.5, (iii) the rights, powers, trusts, duties and immunities of the Trustee hereunder and (iv) this Section 8.2. Subject to compliance with this Section 8.2, the Company may exercise its option under this paragraph (b) notwithstanding the prior exercise of its option under paragraph
(c) below with respect to the Securities.

                  (c) Upon the Company's exercise under paragraph (a) of the option applicable to this paragraph (c), the Company and to the extent applicable the Guarantors shall be released and discharged from their obligations under any covenant contained in

Article V and in Sections 4.6 through 4.21 with respect to the outstanding Securities on and after the date the conditions set forth below are satisfied (hereinafter, "covenant defeasance"), and the Securities shall thereafter be deemed to be not "outstanding" for the purpose of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed "outstanding" for all other purposes hereunder. For this purpose, such covenant defeasance means that, with respect to the outstanding Securities, the Company and any Guarantor may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 6.1, but, except as specified above, the remainder of this Indenture and such Securities shall be unaffected thereby.

                  (d) The following shall be the conditions to application of either paragraph (b) or paragraph (c) above to the outstanding Securities:

                  (i) the Company shall irrevocably have deposited or caused to be deposited with the Trustee as trust funds in trust for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to, the benefit of the Holders of such Securities,
         (A) money in an amount, or (B) U.S. Government Obligations which through the scheduled payment of principal of and interest in respect thereof in accordance with their terms will provide, not later than one day before the due date of any payment, money in an amount, or (C) a combination thereof, sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge and which shall be applied by the Trustee (or other qualifying trustee) to pay and discharge principal of, premium, if any, and interest on the outstanding Securities on the Maturity Date of such principal or installment of principal or interest in accordance with the terms of this Indenture and of such Securities; provided, however, that the Trustee (or other qualifying trustee) shall have received an irrevocable written order from the Company instructing the Trustee (or other qualifying trustee) to apply such money or the proceeds of such U.S. Government Obligations to said payments with respect to the Securities;

                  (ii) no Default or Event of Default or event which with notice or lapse of time or both would become a Default or an Event of Default with respect to the Securities shall have occurred and be continuing on the date of such deposit or, insofar as Sections 6.1(a)(vii) and (viii) are concerned, at any time during the period ending on the 91st day after the date of such deposit (it being understood that this condition shall not be deemed satisfied until the expiration of such period);

                  (iii) such legal defeasance or covenant defeasance shall not result in a breach or violation of, or constitute a Default or Event of Default under, this Indenture or any other agreement or instrument to which the Company is a party or by which it is bound;

                  (iv) in the case of an election under paragraph (b) above, the Company shall have delivered to the Trustee an Opinion of Counsel stating that (x) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (y) since the date of this Indenture, there has been a change in the applicable Federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the Holders of the outstanding Securities will not recognize income, gain or loss for Federal income tax purposes as a result of such legal defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such legal defeasance had not occurred;

                  (v) in the case of an election under paragraph (c) above, the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that the Holders of the outstanding Securities will not recognize income, gain or loss for Federal income tax purposes as a result of such covenant defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred;

                  (vi) in the case of an election under either paragraph (b) or
         (c) above, an Opinion of Counsel to the effect that, (x) the trust funds will not be subject to any rights of any other holders of Indebtedness of the Company, and (y) after the 91st day following the deposit, the trust funds will not be subject to the effect of any applicable Bankruptcy Law; provided, however, that if a court were to rule under any such law in any case or proceeding that the trust funds remained property of the Company, no opinion needs to be given as to the effect of such laws on the trust funds except the following: (A) assuming such trust funds remained in the Trustee's possession prior to such court ruling to the extent not paid to Holders of Securities, the Trustee will hold, for the benefit of the Holders of Securities, a valid and enforceable security interest in such trust funds that is not avoidable in bankruptcy or otherwise, subject only to principles of equitable subordination, (B) the Holders of Securities will be entitled to receive adequate protection of their interests in such trust funds if such trust funds are used, and (C) no property, rights in property or other interests granted to the Trustee or the Holders of Securities in exchange for or with respect to any of such funds will be subject to any prior rights of any other Person, subject only to prior Liens granted under Section 364 of Title 11 of the U.S. Bankruptcy Code (or any section of any other Bankruptcy Law having the same effect), but still subject to the foregoing clause (B); and

                  (vii) the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that (A) all conditions precedent provided for relating to either the legal defeasance under paragraph (b) above or the covenant defeasance under paragraph (c) above, as the case may be, have been complied with and
         (B) if any other Indebtedness of the Company shall then be outstanding, such legal defeasance or covenant defeasance will not violate the provisions of the agreements or instruments evidencing such Indebtedness.

                  (e) All money and U.S. Government Obligations (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this paragraph (e), the "Trustee") pursuant to paragraph (d) above in respect of the outstanding Securities shall be held in trust and applied by the Trustee, in accordance with the provisions of such Securities and this Indenture, to the payment, either directly or through any Paying Agent (other than the Company, any Guarantor or any of their respective Affiliates) as the Trustee may determine, to the Holders of such Securities of all sums due and to become due thereon in respect of principal and interest, but such money need not be segregated from other funds except to the extent required by law.

                  The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the U.S. Government Obligations deposited pursuant to paragraph (d) above or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Securities.

                  Anything in this Section 8.2 to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon the request, in writing, by the Company any money or U.S. Government Obligations held by it as provided in paragraph (d) above which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, are in excess of the amount thereof which would then be required to be deposited to effect an equivalent legal defeasance or covenant defeasance.

                  SECTION 8.3 Application of Trust Money.

                  The Trustee shall hold in trust money or U.S. Government Obligations deposited with it pursuant to Sections 8.1 and 8.2, and shall apply the deposited money and the money from U.S. Government Obligations in accordance with this Indenture to the payment of principal of, premium, if any, and interest on the Securities.

                  SECTION 8.4 Repayment to Company or Guarantors.

                  Subject to Sections 7.7, 8.1 and 8.2, the Trustee shall promptly pay to the Company, or if deposited with the Trustee by the Guarantors, to the Guarantors, upon receipt by the Trustee of an Officers' Certificate, any excess money, determined in accordance with Sections 8.2(d)(i) and (e), held by it at any time. The Trustee and the Paying Agent shall pay to the Company or the Guarantors, as the case may be, upon receipt by the Trustee or the Paying Agent, as the case may be, of an Officers' Certificate, any money held by it for the payment of principal or interest that remains unclaimed for two years; provided, however, that the Trustee and the Paying Agent before being required to make any payment may, but need not, at the expense of the Company cause to be published once in a newspaper of general circulation in The City of New York or mail to each Holder entitled to such money notice that such money remains unclaimed and that after a date specified therein, which shall be at least 30 days from the date of such publication or mailing, any unclaimed balance of such money then remaining will be repaid to the Company. After payment to the Company or the Guarantors, as the case may be, Securityholders entitled to money must look solely to the Company or the Guarantors for payment as general creditors unless an applicable abandoned property law designates another Person, and all liability of the Trustee or Paying Agent with respect to such money shall thereupon cease.

                  SECTION 8.5 Reinstatement.

                  If the Trustee or Paying Agent is unable to apply any money or U.S. Government Obligations in accordance with this Indenture by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then and only then the Company's and each Guarantor's obligations under this Indenture and the Securities shall be revived and reinstated as though no deposit had been made pursuant to this Indenture until such time as the Trustee is permitted to apply all such money or U.S. Government Obligations in accordance with this Indenture; provided, however, that if the Company or the Guarantors have made any payment of interest on or principal of any Securities because of the reinstatement of their obligations, the Company or the Guarantors, as the case may be, shall be subrogated to the rights of the holders of such Securities to receive such payment from the money or U.S. Government Obligations held by the Trustee or Paying Agent.

                                   ARTICLE IX

                       AMENDMENTS, SUPPLEMENTS AND WAIVERS

                  SECTION 9.1 Without Consent of Holders.

                  The Company and the Guarantors, when authorized by a Board Resolution of each of them, and the Trustee may amend, waive or supplement this Indenture or the Securities without notice to or consent of any Securityholder:

                  (a) to cure any ambiguity, defect or inconsistency;

                  (b) to provide for uncertificated Securities in addition to or in place of certificated Securities;

                  (c) to comply with any requirements of the SEC under the TIA;

                  (d) to evidence the succession in accordance with Article V hereof of another Person to the Company or a Guarantor and the assumption by any such successor of the covenants of the Company herein and in the Securities;

                  (e) to provide for an additional Guarantor as required by
         Section 4.19;

                  (f) to evidence and provide for the acceptance of appointment hereunder by a separate or successor Trustee with respect to the Securities; or

                  (g) to make any change that does not adversely affect the rights of any Holder.

                  SECTION 9.2 With Consent of Holders.

                  Subject to Section 6.7 and the provisions of this Section 9.2, the Company, the Guarantors and the Trustee may amend or supplement this Indenture or the Securities with the written consent of the Holders of not less than a majority in aggregate principal amount of the Securities then outstanding. Subject to Section 6.7 and the provisions of this Section 9.2, the Holders of, in the aggregate, not less than a majority in aggregate principal amount of the outstanding Securities affected may waive compliance by the Company or any Guarantor with any provision of this Indenture or the Securities without notice to any other Securityholder. However, without the consent of each Securityholder affected, an amendment, supplement or waiver, including a waiver pursuant to Section 6.4, may not:

                  (a) reduce the percentage in principal amount outstanding of Securities necessary for consent to an amendment, supplement or waiver of any provision of this Indenture or the Securities or who must consent to take any action under the Securities, the Guarantee or the Indenture;

                  (b) reduce the rate of, or extend the time for, payment of interest on any Security;

                  (c) reduce the principal amount outstanding of or extend the fixed maturity of any Security or alter the redemption provisions with respect thereto;

                  (d) waive a default in the payment of the principal of, interest on, or redemption payment or an offer to purchase required hereunder with respect to, any Security;

                  (e) make any Security payable in currency other than that stated in the Security;

                  (f) change the Company's obligation to purchase Securities upon the occurrence of a Change of Control (or change the definition thereof) or an Asset Sale in accordance with this Indenture or waive any default in the performance thereof;

                  (g) affect the ranking of the Securities or the Guarantees;

                  (h) release any Guarantor from any of its obligations under its Guarantee except pursuant to Section 10.3;

                  (i) impair the right to institute suit for the enforcement of any payment on or with respect to the Securities or the Guarantee; or

                  (j) modify this Section 9.2 or Section 6.4.

                  It shall not be necessary for the consent of the Holders under this Section 9.2 to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof.

                  After an amendment, supplement or waiver under this Section
9.2 becomes effective, the Company shall mail to the Holders affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amendment, supplement or waiver.

                  SECTION 9.3 Compliance with Trust Indenture Act.

                  Every amendment to or supplement of this Indenture or the Securities shall comply with the TIA as then in effect.

                  SECTION 9.4 Revocation and Effect of Consents.

                  Until an amendment or waiver becomes effective, a written consent to it by a Holder is a continuing consent by the Holder and every subsequent Holder of that Security or portion of that Security that evidences the same debt as the consenting Holder's Security, even if notation of the consent is not made on any Security. However, any such Holder or subsequent Holder may revoke the consent as to his Security or portion of a Security. Such revocation shall be effective only if the Trustee receives the notice of revocation before the date the amendment, supplement or waiver becomes effective. Notwithstanding the above, nothing in this paragraph shall impair the right of any Securityholder under Section 316(b) of the TIA.

                  The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to consent to any amendment, supplement or waiver. If a record date is fixed, then notwithstanding the second and third sentences of the immediately preceding paragraph, those Persons who were Holders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to consent to such amendment, supplement or waiver or to revoke any consent previously given, whether or not such Persons continue to be Holders after such record date. Such consent shall be effective only for actions taken within 90 days after such record date.

                  After an amendment, supplement or waiver becomes effective, it shall bind every Securityholder, unless it makes a change described in any of clauses (a) through (j) of Section 9.2; if it makes such a change, the amendment, supplement or waiver shall bind every subsequent Holder of a Security or portion of a Security that evidences the same debt as the consenting Holder's Security.

                  SECTION 9.5 Notation on or Exchange of Securities.

                  If an amendment, supplement or waiver changes the terms of a Security, the Trustee shall (in accordance with the specific written direction of the Company) request the Holder of the Security to deliver it to the Trustee. The Trustee shall (in accordance with the specific written direction of the Company) place an appropriate notation on the Security about the changed terms and return it to the Holder. Alternatively, if the Company or the Trustee so determines, the Company in exchange for the Security shall issue and the Trustee shall authenticate a new Security that reflects the changed terms. Failure to make the appropriate notation or issue a new Security shall not affect the validity and effect of such amendment, supplement or waiver.

                  SECTION 9.6 Trustee To Sign Amendments, Etc.

                  The Trustee shall sign any amendment, supplement or waiver authorized pursuant to this Article IX if the amendment, supplement or waiver does not adversely affect the rights, duties or immunities of the Trustee. If it does, the Trustee may, but need not, sign it. In signing any amendment, supplement or waiver, the Trustee shall be entitled to receive, if it so requests, an indemnity reasonably satisfactory to it, and shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of any amendment, supplement or waiver authorized pursuant to this Article IX is authorized or permitted by this Indenture and that any supplemental indenture constitutes the legal, valid and binding obligation of the Company and each of the Guarantors, enforceable against each of them in accordance with its terms (subject to customary exceptions). The Company may not sign an amendment until its Board of Directors approves it.

                                    ARTICLE X

                             GUARANTEE ARRANGEMENTS

                  SECTION 10.1 Guarantee.

                  Each Guarantor hereby jointly and severally unconditionally guarantees (such guarantees collectively referred to as the "Guarantee") to each Holder of a Security authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of this Indenture, the Securities or the obligations of the Company or any other Guarantors to the Holders or the Trustee hereunder or thereunder, that: (a) the principal of, premium, if any, and any interest on the Securities will be duly and punctually paid in full when due, whether at stated maturity, by acceleration or otherwise, and interest on the overdue principal and (to the extent permitted by law) interest, if any, on the Securities and all other obligations of the Company or the Guarantors to the Holders or the Trustee hereunder or thereunder (including fees, expenses or other) will be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and (b) in case of any extension of time of payment or renewal of any Securities or any of such other obligations, the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise. Failing payment when due of any amount so guaranteed, or failing performance of any other obligation of the Company to the Holders, for whatever reason, each Guarantor will be obligated to pay, or to perform or cause the performance of, without the necessity of action by the Trustee or any Holder, the same immediately. An Event of Default under this Indenture or the Securities shall constitute an event of default under this Guarantee, and shall entitle the Holders of Securities to accelerate the obligations of the Guarantors hereunder in the same manner and to the same extent as the obligations of the Company. Each of the Guarantors hereby agrees that its obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Securities or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Securities with respect to any provisions hereof or thereof, any release of any other Guarantor, the recovery of any judgment against the Company, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a Guarantor. Each of the Guarantors hereby agrees that its obligations hereunder constitute a guarantee of payment and not of collection and waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever and covenants that its Guarantee will not be discharged except by complete performance of the obligations contained in the Securities, this Indenture and this Guarantee. If any Securityholder or the Trustee is required by any court or otherwise to return to the Company or to any Guarantor, or any custodian, trustee, liquidator or other similar official acting in relation to the Company or such Guarantor, any amount paid by the Company or such Guarantor to the Trustee or such Securityholder, this Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect. All of the Guarantors agree that they shall not be entitled to, and hereby irrevocably waive, any right of subrogation in relation to the Securityholders or the Trustee, as the case may be, in respect of any obligations guaranteed hereby. Each Guarantor further agrees that, as between it, on the one hand, and the Holders of Securities and the Trustee, on the other hand, (x) subject to this Article X, the maturity of the obligations guaranteed hereby may be accelerated as provided in Article VI hereof for the purposes of this Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (y) in the event of any acceleration of such obligations as provided in
Article VI hereof, such obligations (whether or not due and payable) shall forthwith become due and payable by the Guarantors for the purpose of this Guarantee. If acceleration of the time for payment of any amount payable by the Company under this Indenture or the Securities is stayed upon the insolvency, bankruptcy or reorganization of the Company, all such amounts subject to acceleration under the terms of this Indenture shall nonetheless be payable by the Guarantors hereunder pursuant to the terms of this Article X.

                  SECTION 10.2 Execution and Delivery of Guarantee.

                  To further evidence the Guarantee set forth in Section 10.1, each Guarantor hereby agrees that a notation of such Guarantee shall be endorsed on each Security authenticated and delivered by the Trustee and executed by either manual or facsimile signature of two Officers of each Guarantor.

                  Each of the Guarantors hereby agrees that its Guarantee set forth in Section 10.1 shall remain in full force and effect notwithstanding any failure to endorse on each Security a notation of such Guarantee.

                  If an Officer of a Guarantor whose signature is on this Indenture or a Security no longer holds that office at the time the Trustee authenticates such Security or at any time thereafter, such Guarantor's Guarantee of such Security shall be valid nevertheless.

                  The delivery of any Security by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of any Guarantee set forth in this Indenture on behalf of the Guarantor.

                  SECTION 10.3 Release of a Guarantor.

                  Upon the sale or disposition of all of the Capital Stock of a Guarantor by the Company or a Subsidiary of the Company, or upon the consolidation or merger of a Guarantor with or into any Person, (in each case, other than to the Company or an Affiliate of the Company) such Guarantor will be automatically and unconditionally released from all obligations under this
Article 10, provided that (a) immediately before and after giving effect to such transactions, no Default or Event of Default shall have occurred and be continuing and (b) the proceeds received by the Company or any Subsidiary of the Company from such transaction shall be applied as provided pursuant to Section 4.13.

                  SECTION 10.4 Limitation of Guarantee.

                  Each Guarantor, and by its acceptance hereof each Holder, hereby confirms that it is the intention of all such parties that in no event shall any Guarantor's obligations under its Guarantee constitute or result in a violation of any applicable fraudulent conveyance or similar law of any relevant jurisdiction. Therefore, in the event that the Guarantee would, but for this sentence, constitute or result in such a violation, then the liability of the Guarantors under the Guarantee shall be reduced to the extent necessary to eliminate such violation under the applicable fraudulent conveyance or similar law. Subject to the preceding limitation on liability, the Guarantee of each Guarantor constitutes a guarantee of payment in full when due and not merely a guarantee of collectibility as further set forth in Section 10.1.

                                   ARTICLE XI

                                  MISCELLANEOUS

                  SECTION 11.1 Trust Indenture Act Controls.

                  If any provision of this Indenture limits, qualifies, or conflicts with another provision which is required to be included in this Indenture by the TIA, the required provision shall control.

                  SECTION 11.2  Notices.

                  Any notice or communication shall be sufficiently given only if in writing and delivered in Person or mailed by first-class mail addressed as follows:

                  (a) if to the Company or the Guarantors:
                      Renco Metals, Inc.
                      c/o Magnesium Corporation of America
                      238 North 2200 West
                      Salt Lake City, Utah 84116
                      Attention: Ira Leon Rennert, Chairman

                  (b) if to the Trustee:
                      Fleet National Bank
                      777 Main Street
                      Hartford, Connecticut 06115
                      Attention: Corporate Trust Administration


                  The Company, the Guarantors or the Trustee by written notice to the other may designate additional or different addresses for subsequent notices or communications.

                  Any notice or communication mailed to a Securityholder, including any notice delivered in connection with TIA Section 310(b), TIA
Section 313(c), TIA Section 314(a) and TIA Section 315(b), shall be mailed to him, first-class postage prepaid, at his address as it appears on the registration books of the Registrar and shall be sufficiently given to him if so mailed within the time prescribed.

                  Failure to mail a notice or communication to a Securityholder or any defect in it shall not affect its sufficiency with respect to other Securityholders. Except for a notice to the Trustee, which is deemed given only when received, if a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

                  SECTION 11.3 Communications by Holders with Other Holders.

                  Securityholders may communicate pursuant to TIA Section 312(b) with other Securityholders with respect to their rights under this Indenture or the Securities. The Company, the Trustee, the Registrar and any other Person shall have the protection of TIA Section 312(c).

                  SECTION 11.4 Certificate and Opinion of Counsel as to
                               Conditions Precedent.

                  Upon any request or application by the Company or any Guarantor to the Trustee to take any action under this Indenture, the Company or such Guarantor, as the case may be, shall furnish to the Trustee at the request of the Trustee (a) an Officers' Certificate in form and substance satisfactory to the Trustee stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with, (b) an Opinion of Counsel in form and substance satisfactory to the Trustee stating that, in the opinion of counsel, all such conditions have been complied with and (c) where applicable, a certificate or opinion by an independent certified public accountant satisfactory to the Trustee that complies with TIA Section 314(c).

                  SECTION 11.5 Statements Required in Certificate and Opinion of
                               Counsel.

                  Each certificate and Opinion of Counsel with respect to compliance with a condition or covenant provided for in this Indenture shall include:

                  (a) a statement that the Person making such certificate or Opinion of Counsel has read such covenant or condition;

                  (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements contained in such certificate or Opinion of Counsel are based;

                  (c) a statement that, in the opinion of such Person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

                  (d) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been complied with.

                  SECTION 11.6 Rules by Trustee, Paying Agent, Registrar.

                  The Trustee may make reasonable rules in accordance with the Trustee's customary practices for action by or at a meeting of Securityholders. The Paying Agent or Registrar may make reasonable rules for its functions.

                  SECTION 11.7 Legal Holidays.

                  If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period.

                  SECTION 11.8 Governing Law.

                  The internal laws of the State of New York shall govern this Indenture and the Securities without regard to principles of conflict of laws.

                  SECTION 11.9 No Recourse Against Others.

                  A trustee, director, officer, employee, stockholder or beneficiary, as such, of the Company or the Guarantors shall not have any liability for any obligations of the Company or the Guarantors under the Securities, the Guarantees or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. Each Securityholder by accepting a Security waives and releases all such liability.

                  SECTION 11.10 Successors.

                  All agreements of the Company and each Guarantor in this Indenture and the Securities shall bind their respective successors. All agreements of the Trustee in this Indenture shall bind its successor.

                  SECTION 11.11 Duplicate Originals.

                  The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

                  SECTION 11.12 Separability.

                  In case any provision in this Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby, and a Holder shall have no claim therefor against any party hereto.

                  SECTION 11.13 Table of Contents, Headings, Etc.

                  The table of contents, cross-reference sheet and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, and are not to be considered a part hereof, and shall in no way modify or restrict any of the terms or provisions hereof.

                  IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the date first written above.

                                            RENCO METALS, INC.


                                            By:________________________________
                                               Name:
                                               Title:



                                            FLEET NATIONAL BANK, as Trustee


                                            By:________________________________
                                               Name:
                                               Title:



                                            GUARANTORS:


                                            MAGNESIUM CORPORATION OF AMERICA


                                            By:________________________________
                                               Name:
                                               Title:



                                            SABEL INDUSTRIES, INC.


                                            By:________________________________
                                               Name:
                                               Title:

                                                                      Exhibit A


                           (Form of Face of Security)


                               RENCO METALS, INC.


No.                                                                 $

                            __% SENIOR NOTE DUE 2003


                  RENCO METALS, INC. promises to pay to                or
registered assigns the principal sum of               Dollars on________, 2003.

Interest Payment Dates:  ___________ and __________

Record Dates:  ____________ and ____________


                                            RENCO METALS, INC.


                                            By: _______________________________


                                            By: _______________________________


Dated:  ______________


Certificate of Authentication

                  This is one of the __% Senior Notes due 2003 referred to in the within-mentioned Indenture.

                                            FLEET NATIONAL BANK, as Trustee


                                            By:________________________________
                                                      Authorized Officer

                              (REVERSE OF SECURITY)

                               RENCO METALS, INC.

                            __% SENIOR NOTE DUE 2003


                  1. Interest. RENCO METALS, INC., a Delaware corporation (the "Company"), promises to pay, until the principal hereof is paid or made available for payment, interest on the principal amount set forth on the reverse side hereof at a rate of __% per annum. Interest on this __% Senior Note due 2003 (the "Security") will accrue from and including the most recent date to which interest has been paid or, if no interest has been paid, from and including ______, 1996 through but excluding the date on which interest is paid. Interest shall be payable in arrears on ________, ________ and at the stated maturity commencing ________, 1997. Interest will be computed on the basis of a 360- day year of twelve 30-day months. The Company shall pay interest on overdue principal and on overdue interest (to the full extent permitted by law) at a rate of % per annum.

                  2. Method of Payment. The Company will pay interest on the Securities (except defaulted interest) to the Persons who are registered Holders of Securities at the close of business on ________ and ________ next preceding the interest payment date. Holders must surrender Securities to a Paying Agent to collect principal payments. The Company will pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. If the Security is a Global Security, all payments in respect of this Security will be made to the Depository or its nominee in immediately available funds in accordance with customary procedures established from time to time by the Depository.

                  3. Paying Agent and Registrar. Initially, Fleet National Bank (the "Trustee"), will act as Paying Agent and Registrar. The Company may change any Paying Agent or Registrar without notice. None of the Company, any Guarantor or any of their Affiliates may act as Paying Agent, Registrar or co- Registrar.

                  4. Indenture. The Company issued the Securities under an Indenture dated as of _________, 1996 (the "Indenture"), among the Company, Magnesium Corporation of America and Sabel Industries, Inc. (the "Guarantors"), and the Trustee. This Security is one of an issue of Securities of the Company issued, or to be issued, under the Indenture. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S. Code SectionSection 77aaa-77bbbb), as amended from time to time. The Securities are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of them. Capitalized and certain other terms used herein and not otherwise defined have the meanings set forth in the Indenture. The Securities are general unsecured obligations of the Company limited in aggregate principal amount to $150,000,000. The Indenture limits, among other things, the incurrence of Indebtedness by the Company and its Subsidiaries; the creation of Liens by the Company and its Subsidiaries; the declaration or payment of any dividend or any other distribution on Capital Stock of the Company or any Subsidiary; purchases, redemptions, and other acquisitions or retirements of Capital Stock of the Company and its Subsidiaries; transactions by the Company and its Subsidiaries with their respective Affiliates; the issuance of preferred stock by the Company's Subsidiaries; and the ability of the Company or any of its Subsidiaries to merge with or into another entity. The Indenture also requires each Guarantor to comply with each of the covenants that impose restrictions on such Guarantor. The limitations are subject to a number of important qualifications and exceptions. The Company must report to the Trustee quarterly on compliance with the limitations contained in the Indenture.

                  5. Optional Redemption. The Securities will be subject to redemption, in whole or in part, at the option of the Company, at any time on or after , 2000, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued interest to the redemption date, if redeemed during the 12-month period beginning on of the years indicated below:

                  Year                                               Percentage
                  ----                                               ----------
                  2000 .............................................
                  2001 .............................................
                  2002 .............................................   100.00%

                  In addition, at any time prior to , 1999, the Company may redeem up to 33% of the aggregate principal amount of the Securities originally issued with the proceeds of one or more Public Equity Offerings (as defined below) at a redemption price (expressed as a percentage of principal amount) of % plus accrued interest to the redemption date; provided that at least $100.0 million aggregate principal amount of Securities remains outstanding immediately after any such redemption. In order to effect the foregoing redemption with the proceeds of any Public Equity Offering, the Company shall make such redemption not more than 120 days after the consummation of any such Public Equity Offering. "Public Equity Offering" means an underwritten public offering of Capital Stock (other than Disqualified Stock) pursuant to a registration statement filed with the SEC in accordance with the Securities Act.

                  6. Notice of Redemption. Notice of redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each Holder of Securities to be redeemed at his registered address. On and after the Redemption Date, unless the Company defaults in making the redemption payment, interest ceases to accrue on Securities or portions thereof called for redemption.

                  7. Offers To Purchase. Sections 4.13 and 4.15 of the Indenture provide that after an Asset Sale or upon the occurrence of a Change of Control, and subject to further limitations contained therein, the Company shall make an offer to purchase certain amounts of Securities in accordance with the procedures set forth in the Indenture.

                  8. Denominations, Transfer, Exchange. The Securities are in registered form without coupons in denominations of $1,000 and integral multiples of $1,000. A Holder may transfer or exchange Securities in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay to it any taxes and fees required by law or permitted by the Indenture. The Registrar need not transfer or exchange any Securities or portion of a Security selected for redemption, or transfer or exchange any Securities for a period of 15 days before a selection of Securities to be redeemed.

                  9. Persons Deemed Owners. The registered Holder of a Security may be treated as the owner of it for all purposes.

                  With respect to Global Securities, the Depository may grant proxies and otherwise authorize Holders of Book-Entry Securities to give or take any request, demand, authorization, direction, notice, consent, waiver or other action which a Holder of a Security is entitled to give or take under this Indenture.

                  10. Unclaimed Money. If money for the payment of principal or interest remains unclaimed for two years, the Trustee or Paying Agent will pay the money back to the Company at its written request. After that, Holders entitled to the money must look to the Company for payment as general creditors unless an "abandoned property" law designates another Person.

                  11. Amendment, Supplement, Waiver. The Company and the Guarantors and the Trustee may, without the consent of the Holders of any outstanding Securities, amend, waive or supplement the Indenture or the Securities for certain specified purposes, including, among other things, curing ambiguities, defects or inconsistencies, maintaining the qualification of the Indenture under the Trust Indenture Act of 1939, as amended, making any change that does not adversely affect the rights of any Holder. Other amendments and modifications of the Indenture or the

Securities may be made by the Company, the Guarantors and the Trustee with the consent of the Holders of not less than a majority of the aggregate principal amount of the outstanding Securities, subject to certain exceptions requiring the consent of the Holders of the particular Securities to be affected.

                  12. Successor Corporation. When a successor corporation assumes all the obligations of its predecessor under the Securities and the Indenture and the transaction complies with the terms of Article V of the Indenture, the predecessor corporation will be released from those obligations.

                  13. Defaults and Remedies. Events of Default are set forth in the Indenture. Subject to certain limitations in the Indenture, if an Event of Default (other than an Event of Default specified in Section 6.1(a)(vii) or (viii) of the Indenture) occurs and is continuing, then the Holders of not less than 25% in aggregate principal amount of the outstanding Securities may, and the Trustee upon the request of the Holders of not less than 25% in aggregate principal amount of the outstanding Securities shall, declare the principal of and interest on all of the Securities to be due and payable immediately. If an Event of Default specified in Section 6.1(a)(vii) or (viii) of the Indenture occurs and is continuing, the principal of, and premium, if any, and interest on all of the Securities shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder. Holders may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee may require indemnity reasonably satisfactory to it before it enforces the Indenture or the Securities. Subject to certain limitations, Holders of a majority in aggregate principal amount of the then outstanding Securities may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders notice of any continuing default (except a default in payment of principal or interest) if it determines that withholding notice is in their interests. The Company must furnish an annual compliance certificate to the Trustee.

                  14. Trustee Dealings with Company. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not Trustee.

                  15. No Recourse Against Others. A director, officer, employee or stockholder, as such, of the Company or the Guarantors shall not have any liability for any obligations of the Company or the Guarantors under the Securities, the Guarantee or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Security waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Securities.

                  16. Discharge. The Company's obligations pursuant to the Indenture will be discharged, except for obligations pursuant to certain sections thereof, subject to the terms of the Indenture, upon the payment of all the Securities or upon the irrevocable deposit with the Trustee of money or U.S. Government Obligations sufficient to pay when due principal of, and premium, if any, and interest on the Securities to maturity or redemption, as the case may be.

                  17. Authentication. This Security shall not be valid until the Trustee manually signs the certificate of authentication on the other side of this Security.

                  18. Abbreviations. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TENANT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

                  19. Certain Information Obligations. Pursuant to the Indenture, whether or not required by the rules and regulations of the SEC, so long as any Securities are outstanding, the Company will file with the SEC and distribute or cause to be distributed to holders of the Securities copies of the financial information that would have been contained in such annual reports and quarterly reports that the Company would have been required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act. Such financial information shall include annual reports containing consolidated financial statements and notes thereto, together with an opinion thereon expressed by an independent public accounting firm, management's discussion and analysis of financial condition and results of operations as well as quarterly reports containing unaudited condensed consolidated financial statements for the first three quarters of each fiscal year.

                  The Company will furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to:

                           Renco Metals, Inc.
                           c/o Magnesium Corporation of America
                           238 North 2200 West
                           Salt Lake City, Utah  84116
                           Attention:  Ira Leon Rennert, Chairman

                                    GUARANTEE


                  Each Guarantor (which term includes any successor Person under the Indenture) has unconditionally guaranteed, to the extent set forth in the Indenture and subject to the provisions in the Indenture, (a) the due and punctual payment of the principal of and interest on the Securities, whether at maturity, by acceleration or otherwise, the due and punctual payment of interest on overdue principal, and, to the extent permitted by law, interest, and the due and punctual performance of all other obligations of the Company or the other Guarantors to the Holders or the Trustee all in accordance with the terms set forth in Article X of the Indenture and (b) in case of any extension of time of payment or renewal of any Securities or any of such other obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise.

                  The obligations of the Guarantors to the Holders of Securities and to the Trustee pursuant to the Guarantee and the Indenture are expressly set forth in Article X of the Indenture and reference is hereby made to the Indenture for the precise terms of the Guarantee.

                                            Guarantors:

                                            MAGNESIUM CORPORATION OF AMERICA


                                            By:________________________________
                                                   Chief Executive Officer


                                            By:________________________________
                                                   Secretary


                                            SABEL INDUSTRIES, INC.


                                            By:________________________________
                                                   Chief Executive Officer


                                            By:________________________________
                                                   Secretary

                                 ASSIGNMENT FORM


If you the Holder want to assign this Security, fill in the form below and have your signature guaranteed:


I or we assign and transfer this Security to

_______________________________________________________________________________

(Insert assignee's social security or tax ID number) __________

_______________________________________________________________________________

_______________________________________________________________________________

_______________________________________________________________________________

(Print or type assignee's name, address and zip code) and irrevocably appoint

_______________________________________________________________________________

agent to transfer this Security on the books of the Company. The agent may substitute another to act for him.

_______________________________________________________________________________


Date:______________ Your signature:____________________________________________
                                  (Sign exactly as your name
                                  appears on the other side of
                                  this Security)


Signature Guarantee:___________________________________________________________

                       OPTION OF HOLDER TO ELECT PURCHASE


                  If you wish to have this Security purchased by the Company pursuant to Section 4.13 or 4.15 of the Indenture, check the Box:
4.13 [    ]         4.15 [    ]


                  If you wish to have a portion of this Security purchased by the Company pursuant to Section 4.13 or 4.15 of the Indenture, state the amount:


                                 $____________


Date:______________ Your signature:____________________________________________
                                  (Sign exactly as your name
                                  appears on the other side of
                                  this Security)


Signature Guarantee:  ______________________________________________

                                                                       EXHIBIT B


                    FORM OF LEGEND FOR BOOK-ENTRY SECURITIES

                  Any Global Security authenticated and delivered hereunder shall bear a legend in substantially the following form:

                  THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITORY OR A NOMINEE OF A DEPOSITORY OR A SUCCESSOR DEPOSITORY. THIS SECURITY IS NOT EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITORY OR ITS NOMINEE EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND NO TRANSFER OF THIS SECURITY (OTHER THAN A TRANSFER OF THIS SECURITY AS A WHOLE BY THE DEPOSITORY TO A NOMINEE OF THE DEPOSITORY OR BY A NOMINEE OF THE DEPOSITORY TO THE DEPOSITORY OR ANOTHER NOMINEE OF THE DEPOSITORY) MAY BE REGISTERED EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

                  UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

                               AMENDMENT NO. 2 TO
                           LOAN AND SECURITY AGREEMENT

                             SABEL INDUSTRIES, INC.
                             749 North Court Street
                            Montgomery, Alabama 36102

                                        June __, 1996


Congress Financial Corporation
1133 Avenue of the Americas
New York, New York 10036

Gentlemen:

         Congress Financial Corporation ("Lender") and Magnesium Corporation of America ("Borrower") have entered into certain financing arrangements pursuant to the Loan and Security Agreement, dated as of August 4, 1993, between Lender and Borrower, as previously amended pursuant to Amendment No. 1 to Loan and Security Agreement, dated January 31, 1996 (the "Amendment No. 1"), between Lender and Borrower (as amended hereby and as the same may be further amended, modified, supplemented, extended, renewed, restated or replaced, the "Loan Agreement", and together with all agreements, documents and instruments at any time executed and/or delivered in connection therewith or related thereto, collectively, the "Financing Agreements"). All capitalized terms used herein shall have the meaning assigned thereto in the other Financing Agreements, unless otherwise defined herein.

         Renco Metals, Inc., owner of all of the issued and outstanding shares of common stock of Borrower ("Renco Metals"), is purchasing up to all of the Existing Senior Notes (as defined below) pursuant to the Tender Offer (as defined below) as described in the Tender Offer Agreements (as defined below);

         Renco Metals is also issuing $150,000,000 of the New RMI Notes (as defined below), which will be guaranteed by Borrower and another wholly owned subsidiary of Renco Metals, and some of the proceeds of such notes are to be used by Renco Metals to repurchase up to all of the Existing Senior Notes pursuant to the Tender Offer;

         Borrower has requested that Lender, among other things, (a) consent to the purchase by Renco Metals of the Existing Senior Notes tendered for such purchase pursuant to the Tender Offer, (b) permit Borrower to execute and deliver the unsecured guarantee by Borrower of the indebtedness of Renco Metals evidenced by the New RMI Notes, (c) agree to amend certain provisions of the Loan Agreement to permit the foregoing transactions and (d) agree to extend the term of the Financing Agreements and further amend the Loan Agreement, and Lender is willing to consent to such purchase of the Existing Senior Notes, permit such unsecured guarantee, and agree to such an extension to the Financing Agreements and to such amendments to the Loan Agreement, subject to the terms and conditions contained herein. By this Amendment, Lender and Borrower desire and intend to evidence such amendments.

         In consideration of the foregoing, and other good and valuable consideration, and the respective agreements and covenants contained herein, the parties hereto agree as follows:

         1. Definitions.

            (a) Additional Definitions. As used herein, the following terms shall have the respective meanings given to them below and the Loan Agreement shall be deemed and is hereby amended to include, in addition and not in limitation, each of the following definitions:

                (i) "New RMI Indenture" shall mean the Indenture, dated as of __________, 1996, by and among Renco Metals, as obligor Borrower and Magnesium Corporation of America, as guarantors, and Fleet National Bank, as Indenture Trustee with respect to the New RMI Notes, as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

                (ii) "New RMI Notes" shall mean the _____% Senior Notes due 2003, issued by Renco Metals dated as of June __, 1996, pursuant to the New RMI Indenture in the aggregate principal amount of $150,000,000, as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

                (iii) "Tender Offer" shall mean the offer by Renco Metals to purchase for cash up to all of the Existing Senior Notes at a price of 111% of the aggregate principal amount outstanding under the Existing Senior Notes, plus accrued and unpaid interest, pursuant to the Tender Offer Agreements.

                (iv) "Tender Offer Agreements" shall mean, individually and collectively, the Offer to Purchase and Consent Solicitation Statement, dated May 24, 1996, with respect to the repurchase by Renco Metals of the Existing Senior Notes, and all other agreements, documents and instruments related thereto, as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

                (v) "Existing Senior Notes" shall mean the 12% Senior Notes due 2000, issued by Renco Metals, dated as of August 4, 1993, pursuant to the Existing Indenture payable to the order of the holders thereof in the original principal amount of $75,000,000, on the terms and conditions set forth in Exhibit A to the Loan Agreement, as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

                (vi) "Existing Indenture" shall mean the Indenture, dated as of August 1, 1993, by and among Renco Metals, as obligor, Borrower and Magnesium Corporation of America, as guarantors, and Shawmut Bank Connecticut National Association, as indenture trustee with respect to the Existing Senior Notes, and the [Amendment to Indenture], dated June __, 1996, as the same now exist or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

           (b) Amendments to Definitions.

               (i) All references to the term "Senior Notes" in the Loan Agreement and in any of the other Financing Agreements shall be deemed and each such reference is hereby amended to mean in the "Existing Senior Notes" as such term is defined herein.

               (ii) All references to the term "Indenture" in the Loan Agreement and in any of the other Financing Agreements shall be deemed and each such reference is hereby amended to mean the "Existing Indenture" as such term is defined herein.

               (iii) Sections 1.22 and 1.43 of the Loan Agreement, are hereby deleted in their entirety and the following substituted therefor:
"[Intentionally omitted]".

            (c) Interpretation. For purposes of this Amendment, unless otherwise defined herein, all terms used herein, including, but not limited to, those terms used and/or defined in the recitals hereto, shall have the respective meanings assigned thereto in the Loan Agreement.

         2. Consents. Subject to the terms and conditions contained herein, Lender hereby consents to: (a) the purchase by Renco Metals of up to all of the Existing Senior Notes pursuant to the Tender Offer and (b) the amendment to the Existing Indenture as set forth in the [Amendment to Indenture].

         3. Interest Rate. All references in Section 1.23 of the Loan Agreement to "one and three-quarter percent (1 3/4%) per annum" and "three and three-quarter (3-3/4%) percent per annum" are each hereby deleted and the following substituted therefor: "one (1%) percent per annum" and "three (3%) percent per annum", respectively.

         4. Maximum Credit. Section 1.32 of the Loan Agreement is hereby deleted in its entirety and the following substituted therefor:

            "1.32 "Maximum Credit" shall mean $7,000,000."

         5. Inventory Advance Rate. Section 2.1(a)(ii) of the Loan Agreement is hereby deleted in its entirety and the following substituted therefor:

            "(ii) fifty (50%) percent of the Value of Eligible Inventory (or such greater or lesser percentage thereof as Lender may determine from time to time).

         6. Inventory Sublimit. Section 2.1(b) of the Loan Agreement is hereby deleted in its entirety and the following substituted therefor:

            "(b) Notwithstanding anything to the contrary contained herein or in any of the other Financing Agreements, except in Lender's discretion, the aggregate unpaid principal amount of the Loans outstanding at any time based on Eligible Inventory, regardless of the amounts of such Eligible Inventory, shall not exceed $3,500,000."

         7. Letter of Credit Accommodations.

            (a) Section 2.2(b)(i) of the Loan Agreement is hereby deleted in its entirety and the following substituted therefor:

            "(i) additional Loans pursuant to the Lending Formulas, lending sublimits set forth in Sections 2.1(b) and 2.1(f) and the Maximum Credit, shall be available to Borrower on the date of, and after giving effect to, the proposed issuance of the Letter of Credit Accommodation as follows: (A) if the proposed Letter of Credit Accommodation is for the purpose of purchasing Eligible Inventory, then in an amount equal to (1) fifty (50%) percent multiplied by the Value of such Eligible Inventory, plus (2) the freight, duty and other amounts which Lender estimates, in its discretion, must be paid for or in connection with such Inventory upon arrival or for delivery to Borrower and (B) if the proposed Letter of Credit Accommodation is for any other purpose, then one hundred (100%) percent of the amount thereof;"

            (b) Section 2.2(d) of the Loan Agreement is hereby deleted in its entirety and the following substituted therefor:

            "(d) Except in Lender's discretion, the aggregate maximum amount of Loans which might otherwise be made available to Borrower by Lender pursuant to the Lending Formulas, the lending sublimits set forth in Sections 2.1(b) and 2.1(f) and the Maximum Credit, shall be reduced from time to time as follows: (i) as to Letter of Credit Accommodations for the purpose of purchasing Eligible Inventory, by an amount equal to: (A) fifth (50%) percent multiplied by the Value of Eligible Inventory to be purchased with such Letter of Credit Accommodation, plus (B) the freight, duty and other amounts which Lender estimates, in its discretion, must be paid for or in connection with such Inventory upon arrival or for delivery to Borrower and (ii) as to Letter of Credit Accommodations for any other purpose, one hundred (100%) percent of the then outstanding aggregate amount thereof and all other commitments and obligations made or incurred by Lender with respect thereto."

            (c) The reference in Section 2.2(e) of the Loan Agreement to "three (3%) percent per annum" is hereby deleted and the following substituted therefor: "one and one-half (1 1/2%) percent per annum".

         8. Unused Line Fee. The reference in Section 2.5(a) of the Loan Agreement to the "Maximum Credit" is hereby deleted and the following substituted therefor: "$5,000,000".

         9. Section 6.3(f) of the Loan Agreement is hereby deleted in its entirety and the following substituted therefor:

             "(f) Indebtedness of Borrower in respect of Capitalized Lease Obligations incurred in the ordinary course of business;"

         10. Guarantees.

             (a) Section 6.5(c) of the Loan Agreement is hereby deleted in its entirety and the following substituted therefore:

             "(c) the unsecured guarantee by Borrower of the Indebtedness of Renco Metals evidenced by the Existing Senior Notes (as in effect on the date hereof) in an aggregate principal amount equal to the sum of $75,000,000 minus the aggregate principal amount of Existing Senior Notes purchased by Renco Metals in the Tender Offer pursuant to the terms of the Tender Offer Agreements; provided, that: (i) Borrower shall not, directly or indirectly, (a) amend, modify, alter or change the terms of such guarantee or consent to any of the same as to the Existing Senior Notes or any agreements, documents or instruments executed and/or delivered in connection therewith, including, but not limited to, the Existing Indenture, or (b) redeem, retire, defease, purchase or otherwise acquire such indebtedness, or set aside or otherwise deposit or invest any sums for such purpose, and (ii) Borrower shall furnish to Lender all notices, demands or other material either received from any of the holders of the Existing Senior Notes or any representative of the holders (including, but not limited to, the trustee), promptly after receipt thereof, or sent by Borrower, or on its behalf, to any of the holders or the Existing Senior Notes, or any representative of the holders (including, but not limited to, the trustee) concurrently with the sending thereof, as the case may be;"

             (b) Section 6.5 of the Loan Agreement is hereby amended by adding the following new Section (h) immediately after Section 6.5(g) thereof:

             "(h) the unsecured guarantee by Borrower of the Indebtedness of Renco Metals evidenced by the New RMI Notes (as in effect on the date hereof); provided, that: (i) Borrower shall not, directly or indirectly, (a) amend, modify, alter or change the terms of such guarantee or consent to any of the same as to the New RMI Notes or any agreements, documents or instruments executed and/or delivered in connection therewith, including, but not limited to, the New RMI Indenture, or (b) redeem, retire, defease, purchase or otherwise acquire such indebtedness, or set aside or otherwise deposit or invest any sums for such purpose, and (ii) Borrower shall furnish to Lender all notices, demands or other material either received from any of the holders of the New RMI Notes or any representative of such holders, including, but not limited to, the trustee), promptly after receipt thereof, or sent by Borrower, or on its behalf, to any of the holders of the New RMI Notes, or any representative of such holders (including, but not limited to, the trustee) concurrently with the sending thereof, as the case may be;"

         11. Transactions with Affiliates.

             (a) Section 6.6(f) of the Loan Agreement is hereby deleted in its entirety and the following substituted therefor:

             "(f) Borrower may make payments to or on behalf of Renco Metals, on or about __________ and __________ of each year; provided, that,
             (i) all proceeds of each such payment by Borrower to or on behalf of Renco Metals shall be used to pay the regularly scheduled interest due and payable on or about the date of such payment under the terms of the New RMI Notes (as in effect on the date hereof),
             (ii) the amount of each such payment by Borrower to or on behalf of Renco Metals shall not exceed an amount equal to: (A) the amount of the regularly scheduled payments of interest under the New RMI Notes (as in effect on the date hereof) due and payable on the date of such payment by Borrower to or on behalf of Renco Metals minus
             (B) any amounts paid by Magcorp to or on behalf of Renco Metals in respect of such interest then due, and (iii) no Event of Default, or act, condition or event which with notice or passage of time or both would constitute an Event of Default shall have occurred and be continuing at the time of or after giving effect to the payment of any such amounts".

             (b) Section 6.6 of the Loan Agreement is hereby amended by adding the following new Section (g) immediately after Section 6.6(f) thereof:

             "(g) Borrower may make certain payments to or on behalf of Renco Metals; provided, that, (I) all proceeds of each such payment by Borrower to or on behalf of Renco Metals shall be used to pay any mandatory redemptions of the New RMI Notes (as in effect on the date hereof) required by the New RMI Indenture (as in effect on the date hereof) in the event of (A) certain Asset Sales (as defined in the New RMI Indenture as in effect on the date hereof) of Borrower other than the Collateral, and (B) a Change of Control (ad defined in the New RMI Indenture as in effect on the date hereof), (ii) the amount of each such payment by Borrower to or on behalf of Renco Metals shall not exceed an amount equal to: (A) the amount of such payment by Borrower to or on behalf of Renco Metals minus (B) any amounts paid by Magcorp to or on behalf of Renco Metals in respect of such payments, and (iii) no Event of Default, or act, condition or event which with notice or passage of time or both would constitute an Event of Default shall have occurred and be continuing at the time of or after giving effect to the payment of any such amounts".

             (c) Notwithstanding anything to the contrary contained in Section
7.7 of the Loan Agreement, but subject to the terms and conditions contained herein, Borrower may declare and pay, out of legally available funds therefor, a one (1) time dividend as of the date hereof to Renco Metals or to Renco Group on behalf of Renco Metals in an amount not to exceed an amount equal to: (A) $__________ minus (B) any amounts paid by Magcorp to

Renco Metals or to Renco Group on behalf of Renco Metals in respect of such a dividend payment as of the date hereof.

         12. Renewal Date. The reference in Section 9.1(a) of the Loan Agreement (as previously amended) to "five (5) years from the date hereof" shall be deleted in its entirety and the following substituted therefor: "six (6) years from the date hereof".

         13. Early Termination Fee. Notwithstanding anything to the contrary contained in Section 9.1(e) of the Loan Agreement or any of the other Financing Agreements (including Amendment No. 1), if Lender terminates the Loan Agreement or the other Financing Agreements upon the occurrence of any Event of Default or at the request or Borrower prior to the Renewal Date (as amended herein), Borrower hereby agrees to pay to Lender for the account of Lender, upon the effective date of such termination, an early termination fee in an amount equal to:

             (i) $140,000, if such termination is effective prior to the fourth anniversary of the Loan Agreement; or

             (ii) $70,000, if such termination is effective after the fourth anniversary of the Loan Agreement but prior to the Renewal Date or the anniversary of the Renewal Date in any subsequent year thereafter.

         14. Notice. Notwithstanding anything to the contrary contained in
Section 9.5 of the Loan Agreement, copies of all notices, requests and demands to or upon Borrower are to be given to the following address:

                           The Renco Group, Inc.
                           30 Rockefeller Plaza
                           New York, New York 10111
                           Attention: Mr. Ira Leon Rennert

         15. Facility Increase Fee. Borrower hereby agrees to pay Lender a Facility Increase Fee in the amount of $20,000, simultaneously with the execution of this Amendment, which fee is fully earned as of the date hereof. Such fee may, at Congress' option, be charged directly to any account of Borrower maintained by Lender.

         16. Representations, Warranties and Covenants. In addition to the continuing representations, warranties and covenants heretofore or hereafter made by Borrower to Lender pursuant to the other Financing Agreements, Borrower hereby represents, warrants and covenants with and to Lenders as follows (which representations, warranties and covenants are continuing and shall survive the execution and delivery hereof and shall be incorporated into and made a part of the Financing Agreements):

             (a) Tender Offer and Cancellation of New RMI Notes.

             (i) The Tender Offer Agreements and the transactions contemplated thereunder have been duly executed, delivered and performed in accordance with their terms by the respective parties thereto in all respects, including the fulfillment (not merely the waiver, except as may be disclosed to Agent and consented to in writing by Agent) of all conditions precedent set forth therein and giving effect to the terms of the Tender Offer Agreements, all of the New RMI Notes have been purchased by Borrower and all obligations, liabilities and indebtedness of Borrower evidenced by or arising under the New RMI Notes have been satisfied.

             (ii) All actions and proceedings required by the Tender Offer Agreements, applicable law and regulation have been taken and the transactions required thereunder had been duly and validly taken and consummated.

             (iii) No court of competent jurisdiction has issued any injunction, restraining order or other order which prohibits consummation of the transactions described in the Tender Offer Agreements and no governmental action or proceeding has been threatened or commenced seeking any injunction, restraining order or other order which seeks to void or otherwise modify the transactions described in the Tender Offer Agreements.

             (iv) Borrower has delivered, or caused to be delivered, to Lender, true, correct and complete copies of the Tender Offer Agreements.

         (b) New RMI Notes.

             (i) The New RMI Notes have been duly authorized, issued and delivered by Renco Metals and all agreements, documents and instruments related thereto, including, but not limited to, the indenture, have been duly authorized, executed and delivered and the transactions contemplated thereunder performed in accordance with their terms by the respective parties thereto in all respects, including the fulfillment (not merely the waiver) of all conditions precedent set forth herein. All actions and proceedings required by the New RMI Notes and the agreements, documents and instruments related thereto, applicable law or regulation have been taken and the transactions required thereunder have been duly and validly taken and consummated. Neither the execution and deliver of New RMI Notes or any of the instruments and documents to be delivered pursuant thereto, nor the consummation of the transactions therein contemplated, nor compliance with the provisions therein contemplated, has violated or will violate any law or regulation or any order or decree of any court or governmental instrumentality in any respect or does or will conflict with or result in the breach of, or constitute a default in any respect under, any indenture, mortgage, deed of trust, agreement or instrument to which either Borrower or Renco Metals is or was a party or may be bound, or result in the creation or imposition of any lien, charge, or encumbrance upon any of the property of Borrower or Renco Metals or violate any provision of the Certificate of Incorporation or By-Laws of Borrower or Renco Metals.

             (ii) No court of competent jurisdiction has issued any injunction, restraining order or other order which prohibits consummation of the issuance of the New RMI Notes and the transactions described therein and no governmental or other action or proceeding has been threatened or commenced, seeking any injunction, restraining order or other order which seeks to void or otherwise modify the issuance of the New RMI Notes.

                 (iii) Borrower has delivered, or caused to be delivered, to Lender, true, correct and complete copies of the New RMI Notes and all other agreements, documents and instruments existing as of the date relating thereto.

             (c) No Default. No Event of Default exists on the date of this Amendment (after giving effect to the amendments to the Loan Agreement made by this Amendment).

             (d) Corporate Power and Authority. This Amendment has been duly executed and delivered by Borrower and is in full force and effect as of the date hereof, and the agreements and obligations of Borrower contained herein constitute legal, valid and binding obligations of Borrower enforceable against Borrower in accordance with their respective terms.

         17. Conditions Precedent. The effectiveness of the consents and other terms and conditions contained herein shall be subject to the receipt by Lender of each of the following, in form and substance satisfactory to Lender:

             (a) evidence that: (I) the New RMI Notes and all agreements, documents and instruments relating thereto have been duly authorized, executed and delivered by the parties thereto in accordance with their terms and (ii) Renco Metals has received from or on behalf of the holders of the New RMI Notes cash or other immediately available funds in the aggregate amount of $150,000,000 constituting the proceeds from the issuance of the New RMI Notes;

             (b) evidence that the proceeds received by Renco Metals from or on behalf of the holders of the New RMI Notes have been applied as set forth in the Form S-1 Registration Statement filed by Renco Metals with the Securities and Exchange Commission on May 24, 1996, including that some of the proceeds have been applied to repurchase all of the Existing Senior Notes tendered by such holders pursuant to the Tender Offer;

             (c) an original of this Amendment, duly authorized, executed and delivered by Borrower.

         18. Additional Evens of Default. The parties hereto acknowledge, confirm and agree that the failure of Borrower to comply with the covenants, conditions and agreements contained herein or in the New RMI Indenture shall constitute an Event of Default under the Financing Agreements (subject to the applicable cure period, if any, with respect thereto provided for in the Loan Agreement as in effect on the date hereof).

         19. Effect of this Agreement. Except as modified pursuant hereto, no other changes or modifications in the Loan Agreement or the other Financing Agreements are intended or implied and the Financing Agreements are hereby specifically ratified, restated and confirmed by all parties hereto as of the affective date hereof. To the extent of conflict between the terms of this Amendment and the other Financing Agreements, the terms of this Amendment shall control.

         20. Governing Law. The rights and obligations hereunder of each of the parties hereto shall be governed by and interpreted and determined in accordance with the laws of the State of New York.

         21. Binding Effect. This Amendment shall be binding upon and inure to the benefit of each of the parties hereto and their respective successors and assigns.

         22. Counterparts. This Amendment may be executed in any number of counterparts, but all of such counterparts shall together constitute but one and the same agreement. In making proof of this Amendment, it shall not be necessary to produce or account for more than one counterpart thereof signed by each of the parties hereto.

         23. Further Assurances. The parties hereto shall execute and deliver such additional documents and take such additional action as may be necessary or desirable to effectuate the provisions and purposes of this Agreement.

         Please sign the enclosed counterpart of this Amendment in the space provided below, whereupon this Amendment, as so accepted by Lender, shall become a binding agreement between Borrower and Lender.

                                      Very truly yours,

                                      SABEL INDUSTRIES, INC.



                                      By:
                                          --------------------------------------

                                      Title:
                                             -----------------------------------



AGREED:

CONGRESS FINANCIAL CORPORATION

By:
    -----------------------------------

Title:
       --------------------------------

                              AMENDMENT NO. 2 TO AMENDED AND
                      RESTATED LOAN AND SECURITY AGREEMENT

                        MAGNESIUM CORPORATION OF AMERICA
                               238 North 2200 West
                           Salt Lake City, Utah 84116

                                             June _, 1996

Congress Financial Corporation
1133 Avenue of the Americas
New York, New York 10036

Gentlemen:

         Congress Financial Corporation ("Lender") and Magnesium Corporation of America ("Borrower") have entered into certain financing arrangements pursuant to the Amended and Restated Loan and Security Agreement, dated as of August 4, 1993, between Lender and Borrower, as previously amended pursuant to the Amendment No. 1 to Amended and Restated Loan and Security Agreement, dated January 31, 1996 (the "Amendment No. 1"), between Lender and Borrower (as amended hereby and as the same may be further amended, modified, supplemented, extended, renewed, restated or replaced, the "Loan Agreement", and together with all agreements, documents and instruments at any time executed and/or delivered in connection therewith or related thereto, collectively, the "Financing Agreements"). All capitalized terms used herein shall have the meaning assigned thereto in the other Financing Agreements, unless otherwise defined herein.

         Renco Metals, Inc., owner of all of the issued and outstanding shares of common stock of Borrower ("Renco Metals"), is purchasing up to all of the Existing Senior Notes (as defined below) pursuant to the Tender Offer (as defined below) as described in the Tender Offer Agreements (as defined below);

         Renco Metals is also issuing $150,000,000 of the New RMI Notes (as defined below), which will be guaranteed by Borrower and another wholly owned subsidiary of Renco Metals, and some of the proceeds of such notes are to be used by Renco Metals to repurchase up to all of the Existing Senior Notes pursuant to the Tender Offer;

         Borrower has requested that Lender, among other things, (a) consent to the purchase by Renco Metals of the Existing Senior Notes tendered for such purchase pursuant to the Tender Offer, (b) permit Borrower to execute and deliver the unsecured guarantee by Borrower of the indebtedness of Renco Metals evidenced by the New RMI Notes, (c) agree to amend certain provisions of the Loan Agreement to permit the foregoing transactions and (d) agree to extend the term of the Financing Agreements and further amend the Loan Agreement, and Lender is willing to consent to such purchase of the Existing Senior Notes, permit such unsecured guarantee, and agree to such an extension to the Financing Agreements and to such amendments to the Loan Agreement, subject to the terms and conditions contained herein. By this Amendment, Lender and Borrower desire and intend to evidence such amendments.

         In consideration of the foregoing, and other good and valuable consideration, and the respective agreements and covenants contained herein, the parties hereto agree as follows:

         1. Definitions.

         (a) Additional Definitions. As used herein, the following terms shall have the respective meanings given to them below and the Loan Agreement shall be deemed and is hereby amended to include, in addition and not in limitation, each of the following definitions:

             (i) "Excess Availability" shall mean the amount, as determined by Lender, calculated at any time, equal to: (a) the lesser of (i) the amount of Loans available to Borrower as of such time based on the applicable Lending Formulas multiplied by the Net Amount of Eligible Accounts and the Value of Eligible Inventory, as determined by Lender, and subject to the sublimits and reserves from time to time established by Lender hereunder and (ii) the Maximum Credit, minus (b) the sum of: (i) the amount of all then outstanding and unpaid Obligations, plus (ii) the aggregate amount of all trade payables of Borrower which are more than thirty (30) days past due as of such time.

             (ii) "New RMI Indenture" shall mean the Indenture, dated as of _________, 1996, by and among Renco Metals, as obligor, Borrower and Sabel Industries, Inc. as guarantors, and Fleet National Bank, as Indenture Trustee with respect to the New RMI Notes, as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

             (iii) "New RMI Notes" shall mean the ____% Senior Notes due 2003, issued by Renco Metals dated as of June 1996, pursuant to the New RMI Indenture in the aggregate principal amount of $150,000,000, as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

             (iv) "Tender Offer" shall mean the offer by Renco Metals to purchase for cash up to all of the Existing Senior Notes at a price of 111% of the aggregate principal amount outstanding under the Existing Senior Notes, plus accrued and unpaid interest, pursuant to the Tender Offer Agreements.

             (v) "Tender Offer Agreements" shall mean, individually and collectively, the Offer to Purchase and Consent Solicitation Statement, dated May 24, 1996, with respect to the repurchase by Renco Metals of the Existing Senior Notes, and all other agreements, documents and instruments related thereto, as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

             (vi) "Existing Senior Notes" shall mean the 12% Senior Notes due 2000, issued by Renco Metals, dated as of August 4, 1993, pursuant to the Existing Indenture payable to the order of the holders thereof in the original principal amount of $75,000,000, on the terms and conditions set forth in Exhibit A to the Loan Agreement, as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

             (vii) "Existing Indenture" shall mean the Indenture, dated as of August 1, 1993, by and among Renco Metals, as obligor, Borrower and Sabel Industries, Inc., as guarantors, and Shawmut Bank Connecticut National Association, as indenture trustee with respect to the Existing Senior Notes, and the [Amendment to Indenture], dated June ___, 1996, as the same now exist or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

         (b) Amendments to Definitions.

             (i) All references to the term "Senior Notes" in the Loan Agreement and in any of the other Financing Agreements shall be deemed and each such reference is hereby amended to mean in the "Existing Senior Notes" as such term is defined herein.

             (ii) All references to the term "Indenture" in the Loan Agreement and in any of the other Financing Agreements shall be deemed and each such reference is hereby amended to mean the "Existing Indenture" as such term is defined herein.

             (iii) Sections 1.32 and 1.57 of the Loan Agreement, are hereby deleted in their entirety and the following substituted therefor:
"[Intentionally omitted]".

         (c) Interpretation. For purposes of this Amendment, unless otherwise defined herein, all terms used herein, including, but not limited to, those terms used and/or defined in the recitals hereto, shall have the respective meanings assigned thereto in the Loan Agreement.

         2. Consents. Subject to the terms and conditions contained herein, Lender hereby consents to: (a) the purchase by Renco Metals of up to all of the Existing Senior Notes pursuant to the Tender Offer and (b) the amendment to the Existing Indenture as set forth in the [Amendment to Indenture].

         3. Interest Rate. All references in Section 1.33 of the Loan Agreement to "one and three-quarter percent (1 3/4%) per annum" and "three and three-quarter (3-3/4%) percent per annum" are each hereby deleted and the following substituted therefor: "one (1%) percent per annum" and "three (3%) percent per annum", respectively.

         4. Maximum Credit. Section 1.41 of the Loan Agreement is hereby deleted in its entirety and the following substituted therefor:

             "1.41 "Maximum Credit" shall mean $33,000,000."

         5. Inventory Advance Rate. Section 3.1(a)(iii) of the Loan Agreement is hereby deleted in its entirety and the following substituted therefor:

         "(iii) thirty (30%) percent of the Value of Eligible Inventory consisting of Supplies (or such greater or lesser percentage thereof as Lender may determine from time to time)."

         6. Inventory Sublimit. Section 3.1(b) of the Loan Agreement is hereby deleted in its entirety and the following substituted therefor:

         "(b) Notwithstanding anything to the contrary contained herein or in any of the other Financing Agreements, except in Lender's discretion, the aggregate unpaid principal amount of the Loans outstanding at any time based on Eligible Inventory, regardless of the amounts of such Eligible Inventory, shall not exceed $12,000,000 and the aggregate unpaid principal amount of the Loans outstanding at any time based on Eligible Inventory consisting of Supplies, regardless of the amounts of such Eligible Inventory, shall not exceed $3,000,000."

         7. Letter of Credit Accommodations.

         (a) The reference in Section 3.2(e) of the Loan Agreement to "three (3%) percent per annum" is hereby deleted and the following substituted therefor: "one and one-half (1 1/2%) percent per annum".

         (b) The reference in Section 3.2(f) of the Loan Agreement to "$3,000,000" is hereby deleted and the following substituted therefor:
"S5,000,000"

         8. Unused Line Fee. The reference in Section 3.5(c) of the Loan Agreement to "$15,000,000" is hereby deleted and the following substituted therefor: "$25,000,000".

         9. Net Worth Covenants. Section 7.19 of the Loan Agreement is hereby deleted in its entirety and the following substituted therefor:

         "7.19 Consolidated Net Worth. Borrower and its subsidiaries shall, at all times, maintain a Consolidated Net Worth of not less than negative $112,000,000."

         10. Guarantees.

         (a) Section 7.5(c) of the Loan Agreement is hereby deleted in its entirety and the following substituted therefore:

         "(c) the unsecured guarantee by Borrower of the Indebtedness of Renco Metals evidenced by the Existing Senior Notes (as in effect on the date hereof) in an aggregate principal amount equal to the sum of $75,000,000 minus the aggregate principal amount of Existing Senior Notes purchased by Renco Metals in the Tender Offer pursuant to the terms of the Tender Offer Agreements; provided, that: (i) Borrower shall not, directly or indirectly, (a) amend, modify, alter or change the terms of such guarantee or consent to any of the same as to the Existing Senior Notes or any agreements, documents or instruments executed and/or delivered in connection therewith, including, but not limited to, the Existing Indenture, or (b) redeem, retire, defease, purchase or otherwise acquire such indebtedness, or set aside or otherwise deposit or invest any sums for such purpose, and (ii) Borrower shall furnish to Lender all notices, demands or other material either received from any of the holders of the Existing Senior Notes or any representative of the holders (including, but not limited to, the trustee), promptly after receipt thereof, or sent by Borrower, or on its behalf, to any of the holders or the Existing Senior Notes, or any representative of the holders (including, but not limited to, the trustee) concurrently with the sending thereof, as the case may be;"

         (b) Section 7.5 of the Loan Agreement is hereby amended by adding the following new Section (h) immediately after Section 7.5(g) thereof:

         "(h) the unsecured guarantee by Borrower of the Indebtedness of Renco Metals evidenced by the New RMI Notes (as in effect on the date hereof); provided, that: (i) Borrower shall not, directly or indirectly, (a) amend, modify, alter or change the terms of such guarantee or consent to any of the same as to the New RMI Notes or any agreements, documents or instruments executed and/or delivered in connection therewith, including, but not limited to, the New RMI Indenture, or (b) redeem, retire, defease, purchase or otherwise acquire such indebtedness, or set aside or otherwise deposit or invest any sums for such purpose, and (ii) Borrower shall furnish to Lender all notices, demands or other material either received from any of the holders of the New RMI Notes or any representative of such holders, including, but not limited to, the trustee), promptly after receipt thereof, or sent by Borrower, or on its behalf, to any of the holders of the New RMI Notes, or any representative of such holders (including, but not limited to, the trustee) concurrently with the sending thereof, as the case may be;"

         11. Transactions with Affiliates.

         (a) Section 7.6(g) of the Loan Agreement is hereby deleted in its entirety and the following substituted therefor:

         "(g) Borrower may make payments to or on behalf of Renco Metals, on or about ______________ and of each year; provided, that, (i) all proceeds of each such payment by Borrower to or on behalf of Renco Metals shall be used to pay the regularly scheduled interest due and payable on or about the date of such payment under the terms of the New RMI Notes (as in effect on the date hereof), (ii) the amount of each such payment by Borrower to or on behalf of Renco Metals shall not exceed an amount equal to: (A) the amount of the regularly scheduled payments of interest under the New RMI Notes (as in effect on the date hereof) due and payable on the date of such payment by Borrower to or on behalf of Renco Metals minus (B) any amounts paid by Sabel to or on behalf of Renco Metals in respect of such interest then due, and (iii) no Event of Default, or act, condition or event which with notice or passage of time or both would constitute an Event of Default shall have occurred and be continuing at the time of or after giving effect to the payment of any such amounts".

         (b) Section 7.6 of the Loan Agreement is hereby amended by adding the following new Section (h) immediately after Section 7.6(g) thereof:

         "(h) Borrower may make certain payments to or on behalf of Renco Metals; provided, that, (i) all proceeds of each such payment by Borrower to or on behalf of Renco Metals shall be used to pay any mandatory redemptions of the New RMI Notes (as in effect on the date hereof) required by the New RMI Indenture (as in effect on the date hereof) in the event of (A) certain Asset Sales (as defined in the New RMI Indenture as in effect on the date hereof) of Borrower other than the Collateral, and (B) a Change of Control (as defined in the New RMI Indenture as in effect on the date hereof), (ii) the amount of each such payment by Borrower to or on behalf of Renco Metals shall not exceed an amount equal to: (A) the amount of such payment by Borrower to or on behalf of Renco Metals minus (B) any amounts paid by Sabel to or on behalf of Renco Metals in respect of such payments, and (iii) no Event of Default, or act, condition or event which with notice or passage of time or both would constitute an Event of Default shall have occurred and be continuing at the time of or after giving effect to the payment of any such amounts".

         (c) Notwithstanding anything to the contrary contained in Section 7.7 of the Loan Agreement, but subject to the terms and conditions contained herein, Borrower may (i) declare and pay, out of legally available funds therefor, a one
(1) time dividend as of the date hereof to Renco Metals or to Renco Group on behalf of Renco Metals in an amount not to exceed an amount equal to: (A) $ ____________ minus (B) any amounts paid by Sabel to Renco Metals or to Renco Group on behalf of Renco Metals in respect of such a dividend payment as of the date hereof and (ii) pay to certain officers of Borrower an amount up to S pursuant to existing net worth appreciation agreements between such officers and Borrower.

         12. Renewal Date. The reference in Section 10.1(a) of the Loan Agreement (as previously amended) to "five (5) years from the date hereof" shall be deleted in its entirety and the following substituted therefor: "six (6) years from the date hereof".

         13. Early Termination Fee. Notwithstanding anything to the contrary contained in Section 10.1(e) of the Loan Agreement or any of the other Financing Agreements (including Amendment No. 1), if Lender terminates the Loan Agreement or the other

Financing Agreements upon the occurrence of an Event of Default or at the request of Borrower prior to the Renewal Date (as amended herein), Borrower hereby agrees to pay to Lender for the account of Lender, upon the effective date of such termination, an early termination fee in an amount equal to:

         (i) $660,000, if such termination is effective prior to the fourth anniversary of the Loan Agreement; or

         (ii) $330,000, if such termination is effective after the fourth anniversary of the Loan Agreement but prior to the Renewal Date or the anniversary of the Renewal Date in any subsequent year thereafter.

         14. Audit Fee Limit Notwithstanding anything to the contrary contained in Section 10.2(a)(vi) of the Loan Agreement, so long as no Event of Default, or act, condition or event which with notice or passage of time or both would constitute an Event of Default shall exist or have occurred, Borrower shall not be required to reimburse Lender with respect to costs (exclusive of out-of-pocket expenses) incurred by Lender for field examinations of the Collateral and Borrower's operations in excess of $10,000 per calendar year. The foregoing shall not be construed to limit any other provisions of the Financing Agreements regarding costs and expenses to be paid by Borrower to Lender.

         15. Notice. Notwithstanding anything to the contrary contained in
Section 10.5 of the Loan Agreement, all notices, requests and demands to or upon Borrower are to be given to the following address:

                  Magnesium Corporation of America
                  238 North 2200 West
                  Salt Lake City, Utah 84116
                  Attention: Michael H. Legge

                      with copies to:

                  The Renco Group, Inc.
                  30 Rockefeller Plaza
                  New York, New York 10111
                  Attention: Mr. Ira Leon Rennert

         16. Reporting Requirements. In addition to, and not in limitation of, all such financial and other information as Lender shall reasonably request relating to the Collateral and the assets, businesses and operations of Borrower, Borrower shall provide Lender a borrowing base certificate, in form and substance satisfactory to Lender, setting forth Borrower's calculation of the Loans and Letter of Credit Accommodations available to Borrower pursuant to the terms and conditions contained in the Loan Agreement as of the previous day each such certificate is due, based on the following schedule:

         (a) on a semi-monthly basis, if the Obligations are at all times during such period less than $10,000,000 and/or Borrower has Excess Availability, as determined by Lender, at any time during such period, in an amount equal to or greater than $15,000,000;

         (b) on a weekly basis, if the Obligations are at all times during such period equal to or greater than $10,000,000 but less than $20,000,000 and/or Borrower shall have Excess Availability, as determined by Lender, at any time during such period, in an amount greater than $7,500,000 but less than $15,000,000; and

         (c) on a daily basis, if the Obligations at any time exceed $20,000,000 and/or Borrower shall have Excess Availability, as determined by Lender, at any time in an amount less than $7,500,000.

         17. Facility Increase Fee. Borrower hereby agrees to pay Lender a Facility Increase Fee in the amount of $130,000, simultaneously with the execution of this Amendment, which fee is fully earned as of the date hereof. Such fee may, at Congress' option, be charged directly to any account of Borrower maintained by Lender.

         18. Representations, Warranties and Covenants. In addition to the continuing representations, warranties and covenants heretofore or hereafter made by Borrower to Lender pursuant to the other Financing Agreements, Borrower hereby represents, warrants and covenants with and to Lenders as follows (which representations, warranties and covenantor are continuing and shall survive the execution and delivery hereof and shall be incorporated into and made a part of the Financing Agreements):

         (a) Tender Offer and Cancellation of New RMI Notes.

             (i) The Tender Offer Agreements and the transactions contemplated thereunder have been duly executed, delivered and performed in accordance with their terms by the respective parties thereto in all respects, including the fulfillment (not merely the waiver, except as may be disclosed to Agent and consented to in writing by Agent) of all conditions precedent set forth therein and giving effect to the terms of the Tender Offer Agreements, all of the New RMI Notes have been purchased by Borrower and all obligations, liabilities and indebtedness of Borrower evidenced by or arising under the New RMI Notes have been satisfied.

             (ii) All actions and proceedings required by the Tender Offer Agreements, applicable law and regulation have been taken and the transactions required thereunder had been duly and validly taken and consummated.

             (iii) No court of competent jurisdiction has issued any injunction, restraining order or other order which prohibits consummation of the transactions described in the Tender Offer Agreements and no governmental action or proceeding has been threatened or commenced seeking any injunction, restraining order or other order which seeks to void or otherwise modify the transactions described in the Tender Offer Agreements.

             (iv) Borrower has delivered, or caused to be delivered, to Lender, true, correct and complete copies of the Tender Offer Agreements.

         (b) New RMI Notes.

             (i) The New RMI Notes have been duly authorized, issued and delivered by Renco Metals and all agreements, documents and instruments related thereto, including, but not limited to, the indenture, have been duly authorized, executed and delivered and the transactions contemplated thereunder performed in accordance with their terms by the respective parties thereto in all respects, including the fulfillment (not merely the waiver) of all conditions precedent set forth herein. All actions and proceedings required by the New RMI Notes and the agreements, documents and instruments related thereto, applicable law or regulation have been taken and the transactions required thereunder have been duly and validly taken and consummated.

Neither the execution and delivery of New RMI Notes or any of the instruments and documents to be delivered pursuant thereto, nor the consummation of the transactions therein contemplated, nor compliance with the provisions therein contemplated, nor compliance with the provisions therein contemplated, has violated or will violate any law or regulation or any order or decree of any court or governmental instrumentality in any respect or does or will conflict with or result in the breach of, or constitute a default in any respect under, any indenture, mortgage, deed of trust, agreement or instrument to which either Borrower or Renco Metals is or was a party or may be bound, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or Borrower or Renco Metals or violate any provision of the Certificate of Incorporation or By-Laws of Borrower or Renco Metals.

             (ii) No court of competent jurisdiction has issued any injunction, restraining order or other order which prohibits consummation of the issuance of the New RMI notes and the transactions described therein and no governmental or other action or proceeding has been threatened or commenced, seeking any injunction, restraining order or other order which seeks to void or otherwise modify the issuance of the New RMI Notes.

             (iii) Borrower has delivered, or caused to be delivered, to Lender, true, correct and complete copies of the New RMI Notes and all other agreements, documents and instruments existing as of the date relating thereto.

         (c) No Default. No Event of Default exists on the date of the Amendment (after giving effect to the amendments to the Loan Agreement made by this Amendment).

         (d) Corporate Power and Authority. This Amendment has been duly executed and delivered by Borrower and is in full force and effect as of the date hereof, and the agreements and obligations of Borrower contained herein constitute legal, valid and binding obligations of Borrower enforceable against Borrower in accordance with their respective terms.

         19. Conditions Precedent. The effectiveness of the consents and other terms and conditions contained herein shall be subject to the receipt by Lender of each of the following, in form and substance satisfactory to Lender:

         (a) evidence that: (i) the New RMI Notes and all agreements, documents and instruments relating thereto have been duly authorized, executed and delivered by the parties thereto in accordance with their terms and (ii) Renco Metals has received from or on behalf of the holders of the New RMI Notes cash or other immediately available funds in the aggregate amount of $150,000,000 constituting the proceeds from the issuance of the New RMI Notes;

         (b) evidence that the proceeds received by Renco Metals from or on behalf of the holders of the New RMI Notes have been applied as set forth in the Form S-l Registration Statement filed by Renco Metals with the Securities and Exchange Commission on May 24, 1996, including that some of the proceeds have been applied to repurchase all of the Existing Senior Notes tendered by such holders pursuant to the Tender Offer;

         (c) an original of this Amendment, duly authorized, executed and delivered by Borrower.

         20. Additional Events of Default. The parties hereto acknowledge, confirm and agree that the failure of Borrower to comply with the covenants, conditions and agreements contained herein or in the New RMI Indenture shall constitute an Event of Default under the Financing Agreements (subject to the applicable cure period, if any, with respect thereto provided for in the Loan Agreement as in effect on the date hereof).

         21. Effect of this Agreement. Except as modified pursuant hereto, no other changes or modifications in the Loan Agreement or the other Financing Agreements are intended or implied and the Financing Agreements are hereby specifically ratified, restated and confirmed by all parties hereto as of the affective date hereof. To the extent of conflict between the terms of this Amendment and the other Financing Agreements, the terms of this Amendment shall control.

         22. Governing Law. The rights and obligations hereunder of each of the parties hereto shall be governed by and interpreted and determined in accordance with the laws of the State of New York.

         23. Binding Effect. This Amendment shall be binding upon and inure to the benefit of each of the parties hereto and their respective successors and assigns.

         24. Counterparts. This Amendment may be executed in any number of counterparts, but all of such counterparts shall together constitute but one and the same agreement. In making proof of this Amendment, it shall not be necessary to produce or account for more than one counterpart thereof signed by each of the parties hereto.

         25. Further Assurances. The parties hereto shall execute and deliver such additional documents and take such additional action as may be necessary or desirable to effectuate the provisions and purposes of this Agreement.

         Please sign the enclosed counterpart of this Amendment in the space provided below, whereupon this Amendment, as 80 accepted by Lender, shall become a binding agreement between Borrower and Lender.

                                     Very truly yours,

                                     MAGNESIUM CORPORATION OF AMERICA


                                     By:
                                         ---------------------------------------

                                     Title:
                                            ------------------------------------


AGREED:

CONGRESS FINANCIAL CORPORATION

By:
    -----------------------------------

Title:
       --------------------------------